                                                                     Exhibit 4.1



                         AMPEX DATA SYSTEMS CORPORATION

         and the other parties identified on the signature pages hereto

                           _________________________

                            NOTE PURCHASE AGREEMENT

                           _________________________

                  $8,919,555.56 AGGREGATE PRINCIPAL AMOUNT OF
                             SENIOR DISCOUNT NOTES
                                DUE MAY 31, 2001

                                       OF

                         AMPEX DATA SYSTEMS CORPORATION


                          DATED AS OF NOVEMBER 6, 2000

                                  TABLE OF CONTENTS

                                                                                          Page
   ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS...........................................   1
         1.1  Definitions................................................................   1
         1.2  Accounting Terms...........................................................  10
  ARTICLE II  PURCHASE AND SALE OF NOTES.................................................  10
         2.1  Issuance of Senior Discount Notes..........................................  11
         2.2  Sale and Purchase of Notes.................................................  11
         2.3  Closing of Sale of Notes...................................................  12
 ARTICLE III  CONDITIONS TO CLOSING......................................................  12
         3.1  Conditions Precedent to Obligations of the Purchasers on the Closing Date..  12
         3.2  Conditions Precedent to Obligations of the Issuer on the Closing Date......  15
  ARTICLE IV  REPRESENTATIONS AND WARRANTIES, ETC........................................  15
         4.1  Existence and Power........................................................  15
         4.2  Authority..................................................................  16
         4.3  No Violation...............................................................  16
         4.4  Binding Agreements.........................................................  16
         4.5  Licenses, etc..............................................................  16
         4.6  Title to Property; Liens...................................................  17
         4.7  Commission Filings.........................................................  17
         4.8  Litigation.................................................................  18
         4.9  Defaults in Other Agreements...............................................  18
        4.10  Tax Returns and Payments...................................................  18
        4.11  Compliance with Applicable Laws............................................  18
        4.12  Patents, Trademarks, Franchises; Royalty Agreements........................  19
        4.13  Regulatory Matters.........................................................  20
        4.14  Environmental Matters......................................................  20
        4.15  Application of Certain Laws and Regulations................................  21
        4.16  Margin Regulations, Foreign Assets Control Regulation......................  21
        4.17  Other Indebtedness.........................................................  21
        4.18  No Misrepresentation.......................................................  21
        4.19  Employee Benefit Plans.....................................................  22

                                  TABLE OF CONTENTS
                                     (continued)

                                                                                          Page

        4.20  Employee Matters...........................................................  23
        4.21  Burdensome Obligations.....................................................  23
        4.22  Investment Banking and Brokerage Fees......................................  23
        4.23  Insurance..................................................................  23
        4.24  Transactions with Affiliates...............................................  23
        4.25  Limitation on Subsidiary Payment Restrictions..............................  24
        4.26  Private Offering...........................................................  24
   ARTICLE V  PURCHASE FOR INVESTMENT; SOURCE OF FUNDS...................................  24
         5.1  Purchase for Investment....................................................  24
         5.2  Authority..................................................................  25
         5.3  Existence..................................................................  25
  ARTICLE VI  REDEMPTIONS................................................................  25
         6.1  Voluntary Redemption.......................................................  25
         6.2  Mandatory Redemption on Asset Disposition or Change of Control.............  26
         6.3  Payment of Accreted Value..................................................  26
 ARTICLE VII  AFFIRMATIVE COVENANTS......................................................  26
         7.1  Payment of Senior Discount Notes...........................................  26
         7.2  Legal Existence; Good Standing.............................................  26
         7.3  Commission Reports, Filings and Other Information..........................  26
         7.4  Reports to Governmental Bodies and Other Persons...........................  28
         7.5  Maintenance of Licenses and Other Agreements...............................  29
         7.6  Maintenance of Insurance...................................................  29
         7.7  Environmental Matters......................................................  29
         7.8  Compliance with Laws.......................................................  30
         7.9  Taxes and Claims...........................................................  30
        7.10  Maintenance of Properties..................................................  30
        7.11  Governmental Approvals.....................................................  30
        7.12  Payment of Indebtedness....................................................  30
        7.13  Books and Records..........................................................  30
ARTICLE VIII  NEGATIVE COVENANTS.........................................................  30


                                  TABLE OF CONTENTS
                                     (continued)

                                                                                         Page

         8.1  Borrowing..................................................................  30
         8.2  Liens......................................................................  31
         8.3  Merger and Acquisition.....................................................  31
         8.4  Contingent Liabilities.....................................................  31
         8.5  Dividends and Distributions................................................  31
         8.6  Payments of Indebtedness for Borrowed Money................................  31
         8.7  Investments, Loans.........................................................  32
         8.8  Fundamental Business Changes...............................................  32
         8.9  Sale or Transfer of Assets.................................................  32
        8.10  Acquisition of Additional Properties.......................................  32
        8.11  Transactions with Affiliates...............................................  33
        8.12  Compliance with ERISA......................................................  33
        8.13  Fiscal Year................................................................  34
        8.14  Restrictions Against Limitations on Upstream Payments......................  34
        8.15  Stay, Extension and Usury Laws.............................................  34
  ARTICLE IX  DEFAULTS AND REMEDIES......................................................  34
         9.1  Events of Default..........................................................  34
         9.2  Acceleration...............................................................  36
         9.3  Other Remedies.............................................................  37
         9.4  Waiver of Past Defaults....................................................  37
         9.5  Control by a Majority......................................................  37
         9.6  Rights of Holders to Receive Payment.......................................  37
         9.7  Holders May File Proofs of Claim...........................................  37
         9.8  Undertaking for Costs......................................................  37
   ARTICLE X  AMENDMENTS.................................................................  38
        10.1  Amendments and Supplements Requiring Consent of Holders; Other Consents....  38
        10.2  Revocation and Effect of Consents..........................................  38
        10.3  Notation on or Exchange of Senior Discount Notes...........................  39
        10.4  Board Approval.............................................................  39


                                  TABLE OF CONTENTS
                                     (continued)

                                                                                          Page

  ARTICLE XI  THE SENIOR DISCOUNT NOTES..................................................  39
        11.1  Form.......................................................................  39
        11.2  Replacement Senior Discount Notes..........................................  39
        11.3  Default Interest...........................................................  40
        11.4  Record Date................................................................  40
        11.5  Restrictive Legends........................................................  40
        11.6  Notice of Transfer; Opinions of Counsel....................................  41
 ARTICLE XII  INDEMNIFICATION............................................................  41
        12.1  Indemnification; Expenses, Etc.............................................  41
ARTICLE XIII  MISCELLANEOUS..............................................................  43
        13.1  Survival of Representations and Warranties; Severability...................  43
        13.2  Notices, Etc...............................................................  43
        13.3  Successors and Assigns.....................................................  45
        13.4  Descriptive Headings.......................................................  45
        13.5  Satisfaction Requirement...................................................  45
        13.6  Governing Law..............................................................  45
        13.7  Service of Process.........................................................  45
        13.8  Counterparts...............................................................  46
        13.9  Disclosure to Other Persons................................................  46
       13.10  No Adverse Interpretation of Other Agreements..............................  47
       13.11  Waiver of Jury Trial.......................................................  47
       13.12  Merger.....................................................................  47
       13.13  Expenses...................................................................  47
 ARTICLE XIV  GUARANTEE..................................................................  47
        14.1  Guarantee..................................................................  47
        14.2  No Waiver, Etc.............................................................  49
  ARTICLE XV  THE HOLDERS' AGENT.........................................................  50
        15.1  Appointment and Authorization..............................................  50
        15.2  Duties As Expressly Stated.................................................  50
        15.3  Indemnification............................................................  50

                                  TABLE OF CONTENTS
                                     (continued)

                                                                                          Page

        15.4  Consents Under Other Transaction Documents.................................  51

                                                                     EXHIBIT 4.1


                            NOTE PURCHASE AGREEMENT

     THIS NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of November 6,
                                         ---------
2000, is entered into by and among AMPEX DATA SYSTEMS CORPORATION, a Delaware corporation, as issuer (the "Issuer"), AMPEX CORPORATION, a Delaware
                             ------
corporation, as guarantor (the "Guarantor"), the PURCHASERS listed on the
                                ---------
signature pages hereto (each individually, a "Purchaser" and collectively, the
                                              ---------
"Purchasers") and DDJ CAPITAL MANAGEMENT LLC, as agent (the "Holders' Agent")
-----------                                                  --------------
for the Purchasers and the other holders from time to time of the Senior Discount Notes (defined below). Unless otherwise defined, capitalized terms used in this Agreement are defined in Article I; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "section" or a "subsection" are, unless otherwise specified, to a section or a subsection of this Agreement.

     WHEREAS, the Issuer has authorized the issuance of its Senior Discount Notes as hereinafter set forth, and to provide therefor the Issuer has authorized the execution and delivery of this Agreement;

     WHEREAS, the Guarantor owns all of the issued and outstanding capital stock of the Issuer and has authorized its guarantee of the Issuer's obligations under the Senior Discount Notes and this Agreement, and to provide therefor the Guarantor has authorized the execution and delivery of this Agreement;

     NOW THEREFORE, the Issuer and the Guarantor, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agrees with the Purchasers and the Holders' Agent as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     1.1  Definitions.  In addition to any terms defined elsewhere in this
          -----------
Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

     "Accreted Value" means, with respect to any Senior Discount Note as of any
      --------------
date through and including the Stated Maturity Date, the sum of (a) the Issue Price of such Senior Discount Note, and (b) the amount which has accreted at such time calculated by applying an accretion rate of twenty percent (20%) per annum to such Issue Price, compounding on April 30 and October 31st of each year, and based on an annual period of twelve 30-day months. As of the dates set forth below, the Senior Discount Notes will have the Accreted Value per $1,000 principal amount of Senior Discount Notes at the Stated Maturity Date appearing opposite such dates:

Date                                                           Accreted Value
----                                                           --------------
Issue Date                                                          $  896.91
-----------------------------------------------------------------------------
November 30, 2000                                                   $  908.86
-----------------------------------------------------------------------------
December 31, 2000                                                   $  923.81
-----------------------------------------------------------------------------
January 31, 2001                                                    $  938.76
-----------------------------------------------------------------------------
February 28, 2001                                                   $  953.71
-----------------------------------------------------------------------------
March 31, 2001                                                      $  968.66
-----------------------------------------------------------------------------
April 30, 2001                                                      $  983.61
-----------------------------------------------------------------------------
Stated Maturity Date                                                $1,000.00
-----------------------------------------------------------------------------

     "ADA" means the Americans with Disabilities Act of 1990, as amended, any
      ---
successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

     "Affiliate" means any Person that directly or indirectly, through one or
      ---------
more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For the purposes hereof any Person which owns or controls, directly or indirectly, 10% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person. Notwithstanding the foregoing,
(a) the Guarantor and its Subsidiaries shall not be Affiliates of each other,
(b) no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer of such corporation and (c) none of the Holders or the Holders' Agent shall be deemed to be an Affiliate of the Guarantor or any of its Subsidiaries.

     "Agreement" means this Agreement, as amended, modified or supplemented from
      ---------
time to time, together with any exhibits, schedules or other attachments thereto.

     "Approvals" means each and every approval, consent, filing or registration
      ---------
by, or with, any Governmental Body or any creditor or shareholder of the Guarantor or any of its Subsidiaries, to be obtained by the Issuer or the Guarantor that is necessary (a) to authorize or permit the execution, delivery or performance by the Guarantor or the Issuer of the Transaction Documents, and
(b) for the validity or enforceability of any of such Transaction Documents against the Guarantor or the Issuer.

     "Asset Disposition" means any sale, lease, transfer, conveyance, assignment
      -----------------
or other disposition, including any such disposition by means of a merger, consolidation or similar transaction, of all or substantially all of the Property of the Issuer or of the Guarantor.

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal
      --------------
or state law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the Board of
      ------------------
Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted
      ----------------
resolution of the Board of Directors of such Person.

     "Business Day" means any day other than a Legal Holiday.
      ------------

     "Capital Stock" of any Person means any and all shares of, or interests,
      -------------
rights, participations, and/or other equivalents in (however designated), corporate stock or equity securities of such Person, including each class of common stock and preferred stock of such Person and partnership or limited liability company interests, whether general or limited, of such Person, and including any securities convertible into or exercisable or exchangeable for, or any right to acquire, any equity interest in such Person.

     "Capitalized Lease" means any lease of Property, the obligations for the
      -----------------
rental of which are required to be capitalized in accordance with GAAP.

     "Change of Control" means the occurrence of any of the following events:
      -----------------
(a) the Guarantor ceases to be the direct and beneficial owner of 100% of the issued and outstanding Capital Stock of the Issuer; (b) any merger or consolidation of the Issuer with or into any other Person; (c) any "person" or "group" as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" directly or indirectly of more than 50% of the total voting power of the Capital Stock of the Guarantor having the general voting power under ordinary circumstances to vote for the election of members of the Board of Directors of the Guarantor; or (d) any merger or consolidation of the Guarantor with or into any other Person.

     "Charter Documents" means, with respect to any Person, the Certificate of
      -----------------
Incorporation or Articles of Organization and By-Laws of such Person, or similar organizational documents, and all amendments thereto.

     "Closing" has the meaning ascribed thereto in Section 2.3 hereof.
      -------

     "Closing Date" has the meaning ascribed thereto in Section 2.3 hereof.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, any successor
      ----
statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

     "Colorado Deed of Trust" means the Deed of Trust executed by the Issuer in
      ----------------------
substantially the form of Exhibit C hereto with respect to the Colorado
                          ---------
Facility.

     "Colorado Facility" means the Real Property and improvements owned by the
      -----------------
Issuer and located at 600 Wooten Road, Colorado Springs, Colorado.

     "Commission" means the United States Securities and Exchange Commission or
      ----------
any other Federal agency at the time administering the Securities Act.

     "Consolidated" or "consolidated" when used with reference to any accounting
      ------------      ------------
term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator
      ---------
or similar official under any Bankruptcy Law.

     "Default" means any event which is, or after notice or passage of time or
      -------
both would be, an Event of Default.

     "Default Rate" shall mean a rate of interest equal to twenty five percent
      ------------
(25%) per annum, compounded daily or, if lower, the maximum amount permitted by law.

     "Designated Voluntary Redemption Date" has the meaning ascribed thereto in
      ------------------------------------
Section 6.1 hereof.

     "Dollars" and "$" mean lawful currency of the United States of America.
      -------       -

     "Employee Benefit Plan" means any employee benefit plan within the meaning
      ---------------------
of Section 3(3) of ERISA which (a) is maintained for employees of the Guarantor or any ERISA Affiliate or (b) with respect to which the Guarantor or any ERISA Affiliate has or reasonably could be expected to have any contingent liability.

     "Environmental Laws" means any and all applicable federal, state and local
      ------------------
laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)9601 et seq.), the
                                                            ------
Hazardous Materials Transportation Act (42 U.S.C. (S)1802 et seq.), the Resource
                                                          ------
Conservation and Recovery Act (42 U.S.C. (S)6901 et seq.), the Federal Water
                                                 ------
Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Toxic Substances Control
                                         ------
Act (15 U.S.C. (S)2601 et seq.), the Clean Air Act (42 U.S.C. (S)7901 et seq.),
                       ------                                         ------
the National Environmental Policy Act (42 U.S.C. (S)4231, et seq.), the Refuse
                                                          ------
Act (33 U.S.C. (S)407, et seq.), the Safe Drinking Water Act (42 U.S.C.
                       ------
(S)300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C. (S)651 et
          ------                                                             --
seq.), and all rules, regulations, codes, ordinances and guidance documents
---
promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

     "ERISA Affiliate" means any Person who is a member of a group which is
      ---------------
under common control with the Guarantor or any of its Subsidiaries, who together with the Guarantor or such Subsidiary is treated as a single employer within the meaning of Section 414(b), (c) and (m) of the Code.

     "Event of Default" has the meaning ascribed thereto in Section 9.1 hereof.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as the same may
      ------------
be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "GAAP" means generally accepted accounting principles as in effect from
      ----
time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

     "Governmental Body" means any foreign, federal, state, municipal or other
      -----------------
government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

     "Guaranteed Obligations" has the meaning ascribed thereto in Section 14.1
      ----------------------
hereof.

     "Guarantor" means Ampex Corporation, a Delaware corporation.
      ---------

     "Guarantor Security Agreement" means the Collateral Security Agreement
      ----------------------------
executed by the Guarantor in favor of the Holders' Agent in substantially the form of Exhibit D hereto, granting the Holders' Agent and the Holders a Lien on
        ---------
all rights of the Guarantor under the Royalty Agreements.

     "Hazardous Materials" means any hazardous, toxic, dangerous or other waste,
      -------------------
substance or material defined as such in, regulated by or for purposes of any Environmental Law.

     "Holder" means a Person in whose name a Senior Discount Note is registered.
      ------

     "Holders' Agent" means DDJ Capital Management LLC as agent for the Holders.
      --------------

     "Illegal Transfer Notice" has the meaning ascribed thereto in Section 11.13
      -----------------------
hereof.

     "Indebtedness" means all liabilities, obligations and reserves, contingent
      ------------
or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (a) Indebtedness for Borrowed Money,
(b) obligations secured by any Lien upon Property, (c) guaranties, letters of credit and other contingent obligations, and (d) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by the Guarantor or any ERISA Affiliate to any Multiemployer Plan.

     "Indebtedness for Borrowed Money" means without duplication, all
      -------------------------------
Indebtedness (a) in respect of money borrowed, (b) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, the Senior Discount Notes and the 12% Senior Notes), (c) in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property, (d) in respect of obligations under conditional sales or other title retention agreements, and (e) all guaranties of any or all of the foregoing.

     "Indemnified Party" or "Indemnified Parties" has the meaning ascribed
      -----------------      -------------------
thereto in Section 12.1(a) hereof.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person,
      ------------------------------------
(a) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (b) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

     "Issue Date" means the date of original issuance of the Senior Discount
      ----------
Notes.

     "Issue Price" means the price paid by the Purchasers for the Senior
      -----------
Discount Notes on the Issue Date, which price shall be equal to $896.91 per $1,000 principal amount at the Stated Maturity Date of the Senior Discount Notes.

     "Issuer" means Ampex Data Systems Corporation, a Delaware corporation.
      ------

     "Lease" means any lease of Real Property under which the Guarantor or any
      -----
of its Subsidiaries is the lessee.

     "Leasehold Property" means any real estate which is the subject of a Lease.
      ------------------

     "Legal Holiday" means a Saturday, Sunday or a day on which banking
      -------------
institutions in New York City, New York, or Boston, Massachusetts, or at such place of payment, are not required to be open.

     "Licenses" means all licenses, permits, consents, approvals and authority
      --------
issued by any Governmental Body in connection with the operation of the businesses of the Guarantor and its Subsidiaries.

     "Lien" means any mortgage, pledge, assignment, lien, charge, encumbrance or
      ----
security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

     "Losses" has the meaning ascribed thereto in Section 12.1(a) hereof.
      ------

     "Management Rights Letters" means the management rights letters dated the
      -------------------------
Closing Date executed by each of the Guarantor and the Issuer in favor of the Holders individually in substantially the form set forth in Exhibit F hereto.
                                                            ---------

     "Mandatory Redemption Date" means a date fixed for mandatory redemption of
      -------------------------
the Senior Discount Notes as a result of the occurrence of (a) a Change of Control, (b) an Asset Disposition, or (c) an acceleration of the maturity of the Senior Discount Notes pursuant to Subsections 9.2(a) or 9.2(b) hereof.

     "Material Adverse Effect" means (a) a material adverse effect upon the
      -----------------------
business, operations, Property, profits or financial condition of the Issuer,
(b) a material adverse effect upon the business, operations, Property, profits or financial condition of the Guarantor and its Subsidiaries taken as a whole, or (c) a material impairment of the ability of either the Guarantor or the Issuer, to perform any of its respective obligations under any Transaction Document.

     "Multiemployer Plan" means  any multiemployer plan as defined pursuant to
      ------------------
Section 3(37) of ERISA to which the Guarantor or any ERISA Affiliate makes, or accrues an obligation to make, contributions, or has made, or been obligated to make, contributions within the preceding six years.

     "Officer" means, with respect to any Person, the Chairman of the Board (if
      -------
an officer), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of such Person.

     "Officers' Certificate" means a certificate executed on behalf of any
      ---------------------
Person by (a) two Officers of such Person or (b) or by an Officer and an Assistant Secretary of such Person.

     "Operating Lease" means any lease which, under GAAP, is not required to be
      ---------------
capitalized.

     "Opinion of Counsel" means a written opinion from legal counsel to the
      ------------------
Guarantor and its Subsidiaries who is reasonably acceptable to the Holder's
Agent.

     "Payment Restriction" means, with respect to any Subsidiary of any Person,
      -------------------
any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (a) such Subsidiary to (i) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (ii) make loans or advances to such Person or any other Subsidiary of such Person, or (iii) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or (b) such Person or any other Subsidiary of such Person to receive or retain any such (i) dividends, distributions or payments, (ii) loans or advances, or (iii) transfers of properties or assets.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental
      ----
Body succeeding to the functions thereof.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer
      ------------
Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and (a) which is maintained for employees of the Guarantor or any ERISA Affiliate, or (b) with respect to which the Guarantor or any ERISA Affiliate has or reasonably could be expected to have any contingent liability.

     "Permitted Liens" means any of the following Liens:
      ---------------

          (a) the Liens outstanding as of the Closing Date which are described on Schedule 1.1;
        ------------

          (b) Liens for taxes or assessments and similar charges, which either are (i) not delinquent or (ii) being contested diligently and in good faith by appropriate proceedings, and as to which the Guarantor or the applicable Subsidiary of the Guarantor has set aside reserves on its books in accordance with GAAP;

          (c) statutory Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which the Guarantor or the applicable Subsidiary has set aside reserves on its books in accordance with GAAP;

          (d) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that are reasonably acceptable to the Holders;

          (e) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to Subsection 9.1(h); and

          (f) Liens to secure payment of insurance premiums (i) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (ii) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs.

     "Person" means any individual, firm, corporation, business enterprise,
      ------
trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

     "Post-Petition Interest" means, with respect to any Indebtedness of any
      ----------------------
Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Property" means all types of real, personal or mixed property and all
      --------
types of tangible or intangible property.

     "Purchasers" has the meaning ascribed thereto in the introduction hereof.
      ----------

     "Purchasers' Special Counsel" means Palmer & Dodge LLP, acting as special
      ---------------------------
counsel to the Purchasers in connection with the transactions contemplated hereunder or such other counsel as the Purchasers may select.

     "Qualified Depository" means a member bank of the Federal Reserve System
      --------------------
having a combined capital and surplus of at least $500,000,000.

     "Real Property" means real estate and the buildings and improvements
      -------------
thereon.

     "Redemption Date" means, when used with respect to the Senior Discount
      ---------------
Notes, the date fixed for redemption of the Senior Discount Notes pursuant to this Agreement, which date shall be the earliest to occur of (a) the Stated Maturity Date, (b) a Designated Voluntary Redemption Date, or (c) a Mandatory Redemption Date.

     "Restricted Security" has the meaning ascribed thereto in Section 11.6
      -------------------
hereof.

     "Restricted Subsidiary" means each direct or indirect Subsidiary of the
      ---------------------
Guarantor other than Ampex Finance Corporation, MicroNet Technology, Inc., TV onthe Web, Inc., or Alternative Entertainment Network, Inc. and their respective direct and indirect subsidiaries.

     "Royalty Agreements" has the meaning ascribed thereto in Subsection
      ------------------
4.12(e).

     "Rule 144" means Rule 144 as promulgated by the Commission under the
      --------
Securities Act, and any successor rule or regulation thereto.

     "Rule 144A" means Rule 144A as promulgated by the Commission under the
      ---------
Securities Act, and any successor rule or regulation thereto.

     "Securities Act" means the Securities Act of 1933, as the same may be
      --------------
amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Senior Discount Notes" means collectively the Issuer's Senior Discount
      ---------------------
Notes due May 31, 2001, each as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Agreement and each note delivered in substitution or exchange for any such note.

     "Stated Maturity Date" means May 31, 2001.
      --------------------

     "Subsidiary" of any Person means any other Person with respect to which
      ----------
either (a) more than 50% of the interests having ordinary voting power to elect a majority of the directors or individuals having similar functions of such other Person (irrespective of whether at the time interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency), or (b) more than 50% of the equity interests of such other Person, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Guarantor.

     "Tax" and "Taxes" means all present and future taxes, surtaxes, duties,
      ---       -----
levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, excise, business, and property) imposed by any Governmental Body, including without limitation any ad valorem, property, production, excise, severance, windfall profit and similar taxes, together with any fines, interest, penalties or other additions on, to, in lieu, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

     "Tax Return" means any return, declaration, report, claim for refund or
      ----------
information, return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Event" means: (a) a "Reportable Event" described in Section
      -----------------
4043 of ERISA and the regulations issued thereunder; or (b) the withdrawal of the Guarantor or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2); or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Guarantor or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     "Transaction Documents" means, collectively, this Agreement, the Senior
      ---------------------
Discount Notes, the Colorado Deed of Trust, the Guarantor Security Agreement, the Management Rights Letters and any and all agreements, certificates, instruments and other documents contemplated thereby or executed and delivered in connection with any of the foregoing.

     "12% Senior Notes" means the 12% Senior Notes issued by the Guarantor in
      ----------------
January 1998 and June 1998 in the aggregate original principal amount of $44,000,000.

     "Unrestricted Subsidiaries" means Ampex Finance Corporation, MicroNet
      -------------------------
Technology, Inc., TV onthe Web, Inc., Alternative Entertainment Network, Inc. and their respective direct and indirect Subsidiaries.

     "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary
      -----------------------
100% of the equity interests in which (however measured) are owned by such Person or a Wholly-Owned Subsidiary of such Person or such Person and one or more Wholly-Owned Subsidiaries of such Person taken together, except in any case for the minimum equity interest required to be held by directors, if any, to satisfy the requirements of any applicable statute requiring that directors own qualifying shares.

     1.2  Accounting Terms.  All accounting terms used and not defined in this
          ----------------
Agreement shall be construed in accordance with GAAP and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

                                  ARTICLE II

                           PURCHASE AND SALE OF NOTES

     2.1  Issuance of Senior Discount Notes.  The Issuer has authorized the
          ---------------------------------
issuance and sale of up to $8,919,555.56 aggregate principal amount at the Stated Maturity Date of its Senior Discount Notes, to be issued pursuant to and in accordance with the terms of this Agreement. Each Senior Discount Note will be issued in the principal amount at the Stated Maturity Date of not less than $100,000, substantially in the form set forth in Exhibit B hereto and with the
                                                 ---------
following terms, with such changes thereto, if any, as may be approved in writing by the Purchasers, the Guarantor and the Issuer:

          (a)  Maturity.  The Senior Discount Notes shall mature and shall be
               --------
     due and payable in full on the earliest to occur of (i) the Stated Maturity Date, (ii) a Mandatory Redemption Date, or (iii) a Designated Voluntary Redemption Date.

          (b)  Principal Amount.  The aggregate principal amount at the Stated
               ----------------
     Maturity Date of the Senior Discount Notes to be issued hereunder shall be $8,919,555.56.

          (c)  Interest.  The Senior Discount Notes will accrete in value from
               --------
     and after the Issue Date. No interest will accrue on the Senior Discount Notes prior to the earliest to occur of (i) the Stated Maturity Date,
     (ii) a Mandatory Redemption Date, or (iii) a Designated Voluntary Redemption Date. If the Issuer fails to pay to the Holders of the Senior Discount Notes cash in an amount equal to the Accreted Value of the Senior Discount Notes as of any Redemption Date, interest shall accrue on the unpaid portion of the Accreted Value of the Senior Discount Notes at the Default Rate for each day from and after such Redemption Date until the entire Accreted Value of the Senior Discount Notes as of such Redemption Date, and all accrued interest thereon, shall have been paid in full.

          (d)  Redemption.  The Senior Discount Notes may be voluntarily
               ----------
     redeemed by the Issuer at any time, without premium or penalty, in accordance with the provisions of Section 6.1 hereof. The Senior Discount Notes shall be subject to mandatory redemption upon the earliest to occur of (a) the Stated Maturity Date, (b) a Change of Control, (c) an Asset Disposition, or (d) an acceleration of maturity pursuant to Subsections 9.2(a) or 9.2(b) hereof. Except as otherwise expressly provided herein, the Senior Discount Notes may not be prepaid prior to the Stated Maturity Date.

          (e)  Payments on the Senior Discount Notes.  All payments due in
               -------------------------------------
     respect of each Senior Discount Note shall be paid to the registered Holder of such Senior Discount Note as of the date such payment is due in accordance with the payment instructions provided in writing to the Issuer by such Holder. The Issuer shall pay the Accreted Value of each Senior Discount Note (and, if applicable, interest at the Default Rate) in money of the United States that at the time of payment is legal tender for payment of public and private debts, by wire transfer of immediately available funds.

     2.2  Sale and Purchase of Notes.  Subject to the terms and conditions of
          --------------------------
this Agreement, the Issuer agrees to issue and sell to the Purchasers, and each of the Purchasers severally agrees to purchase from the Issuer, at the Closing provided for in Section 2.3, the aggregate principal amount at the Stated Maturity Date of Senior Discount Notes set forth opposite such Purchaser's name on Exhibit A hereto, at the aggregate Issue Price set forth
   ---------
opposite such Purchaser's name on Exhibit A hereto, payable in cash by wire
                                  ---------
transfer of immediately available funds.

     2.3  Closing of Sale of Notes.  The purchase and delivery of the Senior
          ------------------------
Discount Notes to be purchased by the Purchasers shall take place at the offices of the Holders' Agent, at a closing (the "Closing") on November 6, 2000, or at
                                          -------
such other place or on such other date as the Purchasers and the Issuer may agree upon (such date on which the Closing shall have actually occurred, the "Closing Date"). At the Closing, the Issuer will deliver or cause to be delivered to each Purchaser the Senior Discount Notes to be purchased by it against payment of the Issue Price therefor. The Senior Discount Notes to be purchased hereunder shall be in the form of Exhibit B hereto dated the date of
                                            ---------
the Closing, each in the amounts and registered in the names of the Persons set forth on Exhibit A hereto. If at the Closing the Issuer shall fail to tender to
         ---------
any Purchaser any of the Senior Discount Notes to be purchased by it as provided in this Article II, or any of the conditions specified in Article III for the benefit of such Purchaser or the Issuer, as the case may be, shall not have been satisfied or waived in writing by such Purchaser or the Issuer, as applicable, such Purchaser or the Issuer, as the case may be, shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

                                  ARTICLE III

                             CONDITIONS TO CLOSING

     3.1  Conditions Precedent to Obligations of the Purchasers on the Closing
          --------------------------------------------------------------------
Date. Each Purchaser's obligation to purchase and pay for the Senior Discount
-----
Notes to be sold to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions, provided that any or all of the following conditions may be waived, in whole or in part, by such Purchaser with respect to this Agreement in its sole and absolute discretion:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of the Guarantor and the Issuer contained in this Agreement shall be correct when made and at the time of the Closing, after giving effect to the sale of the Senior Discount Notes, except that any representations and warranties that relate to a particular date or period shall be correct in all material respects only as of such date or for such period.

          (b) Performance; No Default.  The Guarantor and the Issuer each shall
              -----------------------
     have performed and complied with all agreements and conditions contained in this Agreement and the other Transaction Documents required to be performed or complied with prior to or at the Closing, and at the time of the Closing, after giving effect to the sale of the Senior Discount Notes, no Default or Event of Default shall have occurred and be continuing.

          (c) Compliance Certificates.  The Guarantor and the Issuer each shall
              -----------------------
     have delivered to the Purchasers an Officers' Certificate, dated the Closing Date, certifying on behalf of the Guarantor and the Issuer, respectively, that the conditions specified in Sections 3.1(a) and (b) have been fulfilled.

          (d) Opinions of Counsel.  The Purchasers shall have received from
              -------------------
     Paul, Hastings, Janofsky & Walker LLP, special counsel for the Issuer and the Guarantor, and from Joel D. Talcott, General Counsel of the Guarantor and the Issuer, favorable opinions substantially in the forms set forth in Exhibits E-1 and E-2, addressed to the Purchasers, dated the Closing Date,
     ------------     ---
     and otherwise reasonably satisfactory in substance and form to the Purchasers.

          (e) Legal Investment.  On the Closing Date, the Purchasers' purchase
              ----------------
     of the Senior Discount Notes shall be permitted by the laws and regulations of the jurisdiction to which the Purchasers are subject (including, without limitation, Section 5 of the Securities Act and Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and credit controls (whether voluntary or mandatory) or similar restraints applicable to the Purchasers and shall not subject the Purchasers to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation (other than applicable securities law restrictions on resale of the Senior Discount Notes), and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Purchasers.

          (f) Compliance With Securities Laws.  The offering, issuance and sale
              -------------------------------
     of the Senior Discount Notes under this Agreement shall have complied in all material respects with all applicable requirements of the Federal securities laws and the Purchasers shall have received evidence, if requested by the Purchasers, of such compliance in form and substance reasonably satisfactory to the Purchasers.

          (g) Proceedings and Documents.  All corporate and other proceedings
              -------------------------
     contemplated by this Agreement, including, without limitation, the matters set forth in the Transaction Documents and all of the other documents and instruments incident thereto, shall be reasonably satisfactory to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as the Purchasers may reasonably request.

          (h) Delivery of Transaction Documents.  Simultaneously with or prior
              ---------------------------------
     to the issuance and sale to the Purchasers of the Senior Discount Notes to be purchased by the Purchasers at the Closing:

          (i) the Issuer shall have issued and delivered to the Purchasers the Senior Discount Notes;

               (ii) the Issuer and the Guarantor shall have executed and delivered to the Holders' Agent for the ratable benefit of the Purchasers an original of this Agreement;

               (iii) the Issuer shall have executed and delivered the Colorado Deed of Trust to Lawyers Title Insurance Corporation for recording with the El Paso County Recorder;

               (iv) the Guarantor shall have executed and delivered to the Holders' Agent for the ratable benefit of the Holders an original of the Guarantor Security Agreement, together with original uniform commercial code financing statements for filing with the California Secretary of State and the Delaware Secretary of State;

               (v) Each of the Guarantor and the Issuer shall have executed and delivered to the Holders' Agent for the benefit of the Holders, a Management Rights Letter; and

               (vi) any other agreements and documents contemplated by this Agreement or the other Transaction Documents shall have been executed and delivered by all respective parties thereto and shall be in full force and effect.

          (i) No Adverse U.S. Legislation, Action or Decision.  To the knowledge
              -----------------------------------------------
     of the Guarantor and the Issuer, no legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any Governmental Body, department or agency of the United States, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Purchasers' reasonable judgment, could affect any of the Senior Discount Notes or any part thereof as an investment. There shall be no action, suit, investigation or proceeding pending or threatened against or affecting the Purchasers, any of their respective properties or rights, or any of their respective Affiliates, associates, officers or directors (in such capacity), before any court, arbitrator or administrative or Governmental Body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the Purchasers' knowledge, there shall be no valid basis for any such action, proceeding or investigation.

          (j) Governmental and Third Party Permits, Consents, Etc.  The
              ---------------------------------------------------
     Guarantor and the Issuer shall have duly applied for and obtained all Approvals from each Governmental Body, or pursuant to any agreement to which either the Guarantor or the Issuer is a party or to which any of them or any of their assets is subject, which are required to be obtained by the Guarantor or the Issuer in connection with this Agreement, the other Transaction Documents or any other agreements and documents contemplated thereby and in connection therewith.

          (k) Secretary's Certificate.  The Purchasers shall have received a
              -----------------------
     certificate, dated the Closing Date, of the Secretary or Assistant Secretary of each of the Guarantor and the Issuer, on behalf of such entity, (i) certifying as true, complete and correct its articles or certificate of incorporation, its by-laws and resolutions relating to the transactions contemplated hereby attached thereto, (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of such entity, and (iii) as to the incumbency and specimen signatures of officers who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby.

          (l) Material Adverse Change.  No Material Adverse Effect shall have
              -----------------------
     occurred since June 30, 2000. No litigation or governmental proceeding or investigation involving the Guarantor or any of its Subsidiaries shall be pending which in the opinion of the Purchasers could, if adversely determined, reasonably be expected to have a Material Adverse Effect.

          (m) Fees and Expenses.  The Purchasers and the Holders' Agent shall
              -----------------
     have received payment of all fees and expenses payable to them by the Guarantor and the Issuer on the Closing Date, including all reasonable legal fees and other reasonable third party expenses of the Purchasers.

     3.2  Conditions Precedent to Obligations of the Issuer on the Closing
          ----------------------------------------------------------------
Date.  The Issuer's obligation to issue the Senior Discount Notes at the
-----
Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions, provided that any or all of the following conditions may be waived, in whole or in part, by the Issuer with respect to this Agreement in its sole and absolute discretion:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of the Holders' Agent and the Purchasers contained in this Agreement shall be correct when made and at the time of the Closing, after giving effect to the sale of the Senior Discount Notes, except that any representations and warranties that relate to a particular date or period shall be correct in all material respects only as of such date or for such period.

          (b) Performance; No Default.  The Purchasers and the Holders' Agent
              -----------------------
     shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with prior to or at the Closing, and at the time of the Closing, after giving effect to the sale of the Senior Discount Notes, no Event of Default shall have occurred and be continuing.

          (c) Related Matters.  Contemporaneously with the Closing, the Issuer
              ---------------
     shall have received payment in full of the Issue Price for the Senior Discount Notes to be issued pursuant to this Agreement.


                                  ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES, ETC.

     In order to induce the Purchasers to purchase the Senior Discount Notes, the Guarantor and the Issuer each represent and warrant that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made and as though the Closing Date were substituted for the date of this Agreement throughout Article IV):

     4.1  Existence and Power.  The Guarantor and the Issuer are each
          -------------------
corporations duly formed, validly existing and in good standing under the laws of the state of Delaware. The Guarantor and the Issuer are each in good standing under the laws of each jurisdiction in which the ownership of their respective properties or assets or the operation of their respective businesses requires them to be in good standing and where the failure to be in good standing could have a Material Adverse Effect. The Guarantor and the Issuer each have all requisite power and authority to own their respective Properties and to carry out their respective businesses as now conducted. The Guarantor owns 100% of the outstanding capital stock of the Issuer. Except as set forth on Exhibit 4.1
                                                                -----------
hereto, the Issuer has no Subsidiaries.  Except as set forth on Exhibit 4.1
                                                                -----------
hereto, neither the Guarantor nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock.

     4.2  Authority.  The Guarantor and the Issuer each have full power and
          ---------
authority to enter into, execute, deliver and carry out the terms of this Agreement and the other Transaction Documents to which each of them is a party, including, without limitation, to issue and sell the Senior Discount Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by its Charter Documents.

     4.3  No Violation.  Neither the execution, delivery or performance by
          ------------
either the Guarantor or the Issuer of its respective obligations under the Transaction Documents nor compliance by either entity with the terms and provisions thereof nor the consummation of the transactions contemplated thereunder, (i) contravene or violate the Charter Documents of either the Guarantor or the Issuer, (ii) require any authorization, approval, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration or registration with, any court, Governmental Body, agency or officials or other Person (other than under federal or state securities laws and except for the recording of the Colorado Deed of Trust with the El Paso County, Colorado Recorder and the filing of uniform commercial code financing statements with the Secretary of State of California), (iii) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Body, or (iv) will conflict or be inconsistent with or result in any breach of, or require the consent of any Person under, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject, except in the case of clause (iv) for Liens in favor of the Holders' Agent for the ratable benefit of the Holders.

     4.4  Binding Agreements.  This Agreement, the Senior Discount Notes and the
          ------------------
other Transaction Documents, when executed and delivered, will constitute the valid and legally binding obligations of the Guarantor and the Issuer to the extent each such entity is a party thereto, enforceable against each such entity in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (b) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

     4.5  Licenses, etc.  The Guarantor and each of its Subsidiaries have
          --------------
obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, and made all filings, which are necessary for the operation of their respective businesses as presently conducted (individually, a "License" and collectively, "Licenses"), except where such failure to do so would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, each License is valid and current and the Guarantor and each of its Subsidiaries are in compliance with the terms thereof. Except as would not have a Material Adverse Effect, (a) no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any License and (b) the Guarantor and each of its Subsidiaries have filed all applications currently necessary for renewal or extension of the Licenses and all such applications have been granted without conditions. To the knowledge of the Guarantor and the Issuer, there exists no fact that would result in the denial of an application or renewal, or the revocation, modification, nonrenewal or suspension of any of the Licenses.

     4.6  Title to Property; Liens.  The Guarantor and each of its
          ------------------------
Subsidiaries has (a) good and marketable title to all of their Property, except
(i) any License which cannot be transferred without the consent of a Governmental Body or any contract right which cannot be transferred without the consent of the other party thereto, and (ii) the portion thereof consisting of leasehold estates and (b) a valid leasehold estate in each portion of their Property which consists of a leasehold estate. All of such Property is free and clear of all Liens, except Permitted Liens.

     4.7  Commission Filings.
          ------------------

          (a)  Commission Reports.  The Guarantor has heretofore delivered to
               ------------------
     the Purchasers true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) Quarterly Report on Form 10-Q for each of the fiscal quarters ended March 31, 2000 and June 30, 2000, and (iii) all other reports or registration statements filed by the Guarantor with the Commission since January 1, 2000, in each case as filed with the Commission. The Guarantor has filed all required forms, reports and documents with the Commission since December 31, 1994 (collectively, the "Commission Reports"), all of which were prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act in all material respects. Except to the extent, if any, as may have been appropriately disclosed in a Commission Report filed subsequent thereto and prior to the date hereof as of their respective dates, the Commission Reports did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied as to form and substance in all material respects with all applicable requirements of law.

          (b)  Financial Statements.  Each of the consolidated financial
               --------------------
     statements (including, in each case, any related notes thereto) contained in the Commission Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and each fairly presents in accordance with GAAP the consolidated financial position of the Guarantor and its Subsidiaries as at the date thereof and the consolidated results of their operations and changes in cash flow for the periods indicated in all material respects, except as may be indicated in the consolidated financial statements contained in a Commission Report filed subsequent thereto and prior to the date hereof, and except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c)  No Undisclosed Liabilities.  Except as set forth in the
               --------------------------
     Commission Reports, neither the Guarantor nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a consolidated balance sheet of the Guarantor and its Subsidiaries, or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations (a) incurred in the ordinary course of business since June 30, 2000, or (b) any liability or obligation existing at

     June 30, 2000 which, individually or in the aggregate, is not material to the Guarantor and its Subsidiaries taken as a whole as of such date.

     4.8  Litigation.  There is set forth in Schedule 4.8 a description of all
          ----------                         ------------
actions, suits, arbitration proceedings and claims pending or, to the best knowledge of the Issuer, threatened against the Guarantor or any of its Subsidiaries or the business or operations thereof or maintained by the Guarantor or any of its Subsidiaries at law or in equity or before any Governmental Body, which could reasonably be expected to (a) be adversely determined and (b) have a Material Adverse Effect if adversely determined.

     4.9  Defaults in Other Agreements.  Neither the Guarantor nor any of its
          ----------------------------
Subsidiaries is in default under any agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could have a Material Adverse Effect.

     4.10  Tax Returns and Payments.  The Guarantor, its Subsidiaries, and any
           ------------------------
predecessors to the Guarantor or any Subsidiary, have filed or obtained extensions of all Tax Returns heretofore required by law to be filed by any of them and all such Tax Returns were correct and complete in all material respects. All Taxes for which the Guarantor or any Subsidiary is liable have been paid in full or are adequately provided for in accordance with GAAP on the financial statements of the applicable Person, except to the extent such failure would not have a Material Adverse Effect. All amounts required by law to be withheld, collected or provided for by the Guarantor or any Subsidiary, including deposits with respect to Taxes constituting employees' income withholding taxes, have been duly withheld, collected or provided for and have been paid over to the proper federal, provincial, state, municipal or local authority, to the extent due and payable, or are held by the applicable Person for such payment. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Guarantor or any Subsidiary, except for Liens for Taxes which are not yet due or which are being contested in good faith and as to which reserves have been set aside on the books of the Guarantor or such Subsidiary, as applicable, to the extent required by GAAP.
The Guarantor and its Subsidiaries, including any predecessors thereto, have not executed or filed with any taxing authority any agreement or document extending, or having the effect of extending, the period for assessment or collection of any Taxes. The federal income Tax Returns of the Guarantor and its Subsidiaries, and any predecessors thereto, have been examined by the IRS, or the statute of limitations with respect to federal income Taxes has expired, for all tax years to and including the fiscal year ended December 31, 1996 and any deficiencies have been paid in full or appropriate action or appropriate reserves therefor in accordance with GAAP have been established on books of the Guarantor or such Subsidiary. Except as set forth in Schedule 4.10 hereto,
                                                      -------------
neither the Guarantor nor any Subsidiary is a party to any tax sharing agreement or arrangement. No audits or investigations are pending or, to the Guarantor's knowledge, threatened with respect to any Tax Returns or Taxes of the Guarantor or any Subsidiary, or any predecessor thereto.

     4.11  Compliance with Applicable Laws.  Neither the Guarantor nor any
           -------------------------------
Subsidiary is in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default could have a Material Adverse Effect. To the best knowledge of the Guarantor, the Guarantor and each of its Subsidiaries is in compliance in all material respects with all applicable statutes and regulations, including, without limitation, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, but specifically excluding Environmental Laws (which are the subject of Section 4.14), of all Governmental Bodies. Neither the Guarantor nor any of its Subsidiaries has received written notice that any material condemnation, eminent domain or expropriation that has been commenced or threatened against the Guarantor or any of its Subsidiaries.

     4.12  Patents, Trademarks, Franchises; Royalty Agreements.
           ---------------------------------------------------

          (a) Each of the Guarantor and its Subsidiaries owns, or is licensed to use, all trademarks, service marks, trade names, copyrights, patents, patent applications and other intellectual property (collectively "Intellectual Property") necessary for the operation their respective
      --------------------
     businesses as presently conducted and as presently proposed to be conducted, including, without limitation, computer software programs.

          (b)  Except as indicated on Part (b) of Schedule 4.12 hereto, all
                                                  -------------
     items of Intellectual Property owned by the Guarantor or the Issuer have been duly registered in, filed in or issued by the United State Patent and Trademark Office, the United States Register of Copyrights or other corresponding offices of other jurisdictions as identified on such schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States or in each such other jurisdiction, as applicable, except in each case as would not have a Material Adverse Effect. In particular, the Guarantor and its Subsidiaries have taken commercially reasonable steps to
     (i) affix appropriate copyright notices to all copies of all written material subject to copyright protection, and all related documentation distributed to the public and (ii) protect confidential information and trade secrets.

          (c)  Except as disclosed on Part (c) of Schedule 4.12 hereto, none
                                                  -------------
     of the Guarantor or its Subsidiaries or the directors and officers (and employees with responsibility for Intellectual Property matters) of the Guarantor or its Subsidiaries knows of any pending or currently threatened charge, complaint, claim, demand, or notice of interference with, infringement, misappropriation, or violation of any Intellectual Property rights of Persons (including any claim that any of the Guarantor and its Subsidiaries must license or refrain from using any Intellectual Property rights of any Person), which would have a Material Adverse Effect.

          (d)  Except as disclosed on Part (d) of Schedule 4.12 hereto, with
                                                  -------------
     respect to each item of Intellectual Property which is owned by the Guarantor or any Subsidiary, (i) the Guarantor or its Subsidiary which owns such Intellectual Property possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction, except for the Royalty Agreements and the Liens created in favor of the Holders' Agent for the benefit of the Holders under the Guarantor Security Agreement; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and
     (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Guarantor and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Guarantor, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

          (e)  Set forth on Part (e) of Schedule 4.12 hereto is a true and
                                        -------------
     complete list of all agreements (collectively "Royalty Agreements") which
                                                    ------------------
     provide for the Guarantor to be paid royalties, commissions or other fees by third parties in connection with the use by such third parties of Intellectual Property of the Guarantor. A true and correct copy of each such Royalty Agreement together with any amendments, supplements and modifications thereto has been delivered the Holders' Agent on or prior to the date hereof. With respect to each Royalty Agreement, (i) such agreement is legal, valid, binding, enforceable against Guarantor, and in full force and effect; (ii) except for the Liens created in favor of the Holders' Agent for the ratable benefit of the Holders under the Guarantor Security Agreement, the rights of the Guarantor under such agreement are free and clear of all Liens and the Guarantor has not pledged, assigned or transferred its right to receive all or any portion of any royalty, license fee or other amount payable to the Guarantor under such agreement; (iii) to the knowledge of Guarantor, such agreement is legal, valid, binding and enforceable against the other party to such Agreement, and no party to such agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (iv) no party to such agreement has repudiated any provision thereof; (v) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (vi) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of any of the Guarantor and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Guarantor, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and, (vii) except as indicated on Part (e) of (Schedule 4.12,
                                                              --------------
     there are no restrictions on the Guarantor's right to assign to the Holders' Agent all right, title and interest of the Guarantor under such agreement.

     4.13  Regulatory Matters.  The Guarantor and each of its Subsidiaries (a)
           ------------------
has duly and timely filed all reports and other filings which are required to be filed by the Guarantor and its Subsidiaries under any applicable rule or regulation of any Governmental Body, the non-filing of which could have a Material Adverse Effect, and (b) is in compliance with all such rules and regulations, the noncompliance with which could have a Material Adverse Effect.

     4.14  Environmental Matters.
           ---------------------

          (a) Neither the Guarantor nor any Subsidiary (i) has any liability under any Environmental Law which could have a Material Adverse Effect, or has violated any Environmental Law which violation could have a Material Adverse Effect; (ii) has entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter which could have a Material Adverse Effect, or (iii) has received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim from any Person with respect to any environmental or health and safety matter or the enforcement of any Environmental Law which could have a Material Adverse Effect.

          (b) Except for any of the following that would not result in a Material Adverse Effect, or except as disclosed in Schedule 4.14:
                                                        -------------
     (i) all properties owned, operated, leased, or used by the Guarantor and its Subsidiaries and all facilities and operations thereon comply in all material respects with applicable Environmental Laws; (ii) neither the Guarantor nor any of its Subsidiaries has generated, transported, used, stored, treated, manufactured, refined, transferred, produced, processed, disposed of, or managed any Hazardous Materials, except in accordance with applicable Environmental Laws; (iii) neither the Guarantor nor any of its Subsidiaries have effected, or have any knowledge of, any release of Hazardous Materials at, on, in or under any property presently or formerly owned, operated, leased, or used by the Guarantor or any Subsidiary; and
     (iv) no Lien has been imposed by any Governmental Body on any property, facility, machinery, or equipment owned, operated, leased, or used by the Guarantor or any Subsidiary in connection with the presence of any Hazardous Material.

          (c)  Except as set forth in Schedule 4.14, neither the Guarantor nor
                                      -------------
     any of its Subsidiaries (i) presently own, operate, lease or use any property on which underground storage tanks are or, to the Guarantor's knowledge, were located; (ii) have placed underground storage tanks on any property owned, operated, leased or used by the Guarantor or any Subsidiary; (iii) have removed underground storage tanks from any property presently or formerly owned, operated, leased or used by the Guarantor or any Subsidiary.

     4.15  Application of Certain Laws and Regulations.  Neither the Guarantor
           -------------------------------------------
nor any of its Subsidiaries is:

          (a) An "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (b) A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          (c) A "party in interest," as that term is defined in Section 3(14) of ERISA, with respect to any employee benefit plan having an interest in the General Motors Employees Global Group Pension Trust.

     4.16  Margin Regulations, Foreign Assets Control Regulation.  None of the
           -----------------------------------------------------
transactions contemplated by this Agreement or any of the other Transaction Documents, including the use of the proceeds of the sale of the Senior Discount Notes, will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X, and neither the Guarantor nor any Subsidiary owns or intends to carry or purchase any "margin security" within the meaning of such Regulation U.

     4.17  Other Indebtedness.  Upon the Closing, there will be no
           ------------------
Indebtedness for Borrowed Money owed by the Guarantor or any of its Subsidiaries to any Person, except (a) the 12% Senior Notes, (b) the Senior Discount Notes,
(c) working capital loans under the Guarantor's working capital credit facility, and (d) Indebtedness identified on Schedule 4.17 and the Guarantor and its
                                   -------------
Subsidiaries have provided true and correct copies of all documentation related to such Indebtedness set forth in clauses (a) through (d) to the Holders' Agent on or prior to the date hereof.

     4.18  No Misrepresentation.  Neither this Agreement nor any other
           --------------------
Transaction Document, certificate or financial statement furnished or to be furnished by or on behalf of the

Guarantor or the Issuer to any Purchaser in connection with the purchase of the Senior Discount Notes or pursuant to this Agreement contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made.

     4.19  Employee Benefit Plans.
           ----------------------

          (a) Neither the Guarantor nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on Schedule 4.19.
                                    -------------

          (b) The Guarantor and each ERISA Affiliate are in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to the Guarantor or any of its Subsidiaries and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 401(a) of the Code. No material liability has been incurred by the Guarantor or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

          (c) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Guarantor or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

          (d) Neither the Guarantor nor any ERISA Affiliate has: (a) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (b) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (c) failed to make a required contribution or payment to a Multiemployer Plan; or (d) failed to make a required installment or other required payment under Section 412 of the Code.

          (e)  Except as disclosed on Schedule 4.19, no Termination Event has
                                      -------------
     occurred or is reasonably expected to occur.

          (f) No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Issuer, threatened concerning or involving any (a) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the

     Guarantor or any ERISA Affiliate, (b) Pension Plan or (c) Multiemployer Plan, other than routine claims for benefits by or on behalf of employees.

     4.20  Employee Matters.  None of the employees of the Guarantor or any
           ----------------
of its Subsidiaries is subject to any collective bargaining agreement with the Guarantor or any Subsidiary. To the best knowledge of the Issuer and Guarantor, no petition for certification or union election is pending with respect to the employees of the Guarantor or any of its Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Guarantor or any of its Subsidiaries. There are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Guarantor, threatened against the Guarantor or any of its Subsidiaries by any of its or their employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate be expected to have a Material Adverse Effect.

     4.21  Burdensome Obligations.  After giving effect to the transactions
           ----------------------
contemplated by the Transaction Documents (a) neither the Guarantor nor any of its Subsidiaries (i) is a party to or is bound by any franchise, agreement, deed, lease or other instrument, or is subject to any restriction, which is so unusual or burdensome as to cause, in the foreseeable future, a Material Adverse Effect and (ii) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due, and (b) the Guarantor and each of its Subsidiaries (i) owns and will own Property, the fair saleable value of which is (A) greater than the total amount of its liabilities (including contingent liabilities) and (B) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured, and (ii) has and will have capital that is not unreasonably small in relation to its business as presently conducted and as proposed to be
conducted.   Neither the Guarantor nor any of its Subsidiaries presently anticipates that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations in effect on or proposed as of the Closing Date will be so burdensome so as to have a Material Adverse Effect.

     4.22  Investment Banking and Brokerage Fees.  No investment banking firm,
           -------------------------------------
broker or other similar agent has provided services to the Guarantor or the Issuer in connection with the transactions contemplated by the Transaction Documents.

     4.23  Insurance.  The Guarantor and each of its Subsidiaries maintains in
           ---------
full force and effect policies of insurance and bonds of the type and in amounts customarily carried by Persons conducting business similar to that currently conducted by the Guarantor and its Subsidiaries. There is no claim in excess of $25,000 by the Guarantor or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents. The Guarantor has no knowledge of any threatened termination of any such policies or bonds.

     4.24  Transactions with Affiliates.  Except as set forth on Schedule 4.24,
           ----------------------------                          -------------
there are no material transactions, agreements or understandings, existing or presently contemplated between or among the Guarantor or any of its Subsidiaries and any of their officers or directors or stockholders or any of their Affiliates or associates.

     4.25  Limitation on Subsidiary Payment Restrictions.  Except as set forth
           ---------------------------------------------
on Schedule 4.25 hereto, or as set forth in this Agreement, neither the
   -------------
Guarantor nor any of its Subsidiaries is subject to any consensual restriction on the ability of any Subsidiary of the Guarantor (a) to pay dividends or make any other distributions on such Subsidiaries' Capital Stock to, or pay any indebtedness owing to, or repurchase or redeem any of such Subsidiaries' Capital Stock from the Guarantor or any other Subsidiary, (b) to make any loans or advances to the Guarantor or any other Subsidiary, or (c) to transfer any of its Property or assets to the Guarantor or any other Subsidiary.

     4.26  Private Offering.  No form of general solicitation or general
           ----------------
advertising, including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Guarantor or any of its Subsidiaries or any of its or their representatives, or, to the knowledge of the Guarantor, any other Person acting on behalf of the Guarantor or any of its Subsidiaries, in connection with the offering of the Senior Discount Notes being purchased under this Agreement. During the six months prior to the Closing, neither the Guarantor nor any of its Subsidiaries nor any Person acting on its or their behalf has directly or indirectly offered the Senior Discount Notes, or any part thereof or any other similar securities, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Purchasers and other investors who the Guarantor reasonably believed had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of purchasing the Senior Discount Notes. The Guarantor further represents to the Purchasers that, assuming the accuracy of the representations of the Purchasers as set forth in Article V hereof, neither the Guarantor nor any of its Subsidiaries nor any Person acting on its or their behalf has taken or will take any action which would subject the issue and sale of the Senior Discount Notes to the provisions of Section 5 of the Securities Act. The Issuer has not sold the Senior Discount Notes to anyone other than the Purchasers designated in this Agreement. During the six months prior to the Closing, no securities of the same class or series as the securities comprising the Senior Discount Notes have been issued and sold by the Issuer. Each Senior Discount Note shall bear substantially the same legend set forth in Section 11.5 hereof, as applicable, for at least so long as such restrictions apply.


                                   ARTICLE V

                    PURCHASE FOR INVESTMENT; SOURCE OF FUNDS

     The Holders' Agent and each Purchaser makes severally as to itself the representations contained in this Article V.

     5.1  Purchase for Investment.  Each Purchaser represents that (a) by
          -----------------------
reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Senior Discount Notes, it together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, (b) it is an accredited investor as defined in Regulation D under the Securities Act and (c) it is purchasing the Senior Discount Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf such Purchaser has authority to make this representation for investment and not with a view to the distribution or other disposition thereof or with any present intention of distributing or selling any of the Senior Discount Notes except in compliance with the Securities Act and except to one or more such institutional investors, provided that the disposition of such Purchaser's or such investor's property shall at all times be within its control. Such Purchaser understands and agrees that the Senior Discount Notes have not been registered under the Securities Act and may be resold (which resale is not now contemplated) only if registered pursuant to the provisions thereunder or if an exemption from registration is available. Each Purchaser further represents that it has had access, during the course of the transaction and prior to its purchase of the Senior Discount Notes, to information concerning the Issuer and the Guarantor and their assets, liabilities and prospects, and the opportunity to ask questions of, and receive answers from, the Issuer and the Guarantor concerning the terms and conditions of the offering of the Senior Discount Notes and to obtain additional information (to the extent the Issuer and the Guarantor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Purchaser or to which it had access.

     5.2  Authority.  The Holders' Agent and each Purchaser represents that it
          ---------
has full organizational power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement and all other Transaction Documents and other documents or instruments contemplated hereby or thereby.

     5.3  Existence.  The Holders' Agent and each Purchaser represents that it
          ---------
is an entity duly formed, validly existing and in good standing under the laws of its state of organization.


                                  ARTICLE VI

                                  REDEMPTIONS

     6.1  Voluntary Redemption.
          --------------------

          (a) The Senior Discount Notes will be subject to voluntary redemption at any time after the Closing Date, in whole but not in part, at the option of the Issuer at a price equal to the Accreted Value as of any Designated Voluntary Redemption Date. If the Issuer elects to redeem Senior Discount Notes pursuant to this Section 6.1, at least 5 days but not more than 10 days before the date that the Issuer elects to redeem the Senior Discount Notes (such date being referred to herein as the "Designated Voluntary
                                                       --------------------
     Redemption Date"), the Issuer shall notify the Holders' Agent and each
     ---------------
     Holder of Senior Discount Notes set forth in Issuer's books and records in writing that the Issuer elects to voluntarily redeem all of the Senior Discount Notes. Such notice shall be irrevocable and shall identify (i) the Designated Voluntary Redemption Date and (ii) the Accreted Value of the Senior Discount Notes as of the Designated Voluntary Redemption Date.

          (b) Once notice of a voluntary redemption of the Senior Discount Notes is given to the Holders, the Senior Discount Notes shall become due and payable on the Designated Voluntary Redemption Date at the Accreted Value as of the Designated Voluntary Redemption

     Date. If the Issuer defaults in paying the Accreted Value for the Senior Discount Notes as of the Designated Voluntary Redemption Date, interest shall accrue on the Accreted Value of the Senior Discount from the Designated Voluntary Redemption Date until the Holders of the Senior Discount Notes receive full payment of the Accreted Value and all accrued interest.

     6.2  Mandatory Redemption on Asset Disposition or Change of Control.  In
          --------------------------------------------------------------
the event that there shall occur any Asset Disposition or Change of Control, the Senior Discount Notes shall automatically become due and payable three (3) days after such event occurs, except that if such event involves a sale of Issuer's real property in Colorado, the Senior Discount Notes shall automatically become due and payable on the date that such sale occurs (each such date being referred to herein as a "Mandatory Redemption Date"), and the Issuer shall immediately
                -------------------------
notify the Holders' Agent and the Holders in writing of the details of such event, which notice shall also specify the Accreted Value of the Senior Discount Notes as of such Mandatory Redemption Date. If the Issuer defaults in paying the Accreted Value for the Senior Discount Notes as of any such Mandatory Redemption Date, interest shall accrue on the unpaid Accreted Value of the Senior Discount from such Mandatory Redemption Date until the Holders of the Senior Discount Notes receive full payment of the Accreted Value and all accrued interest.

     6.3  Payment of Accreted Value.  On or prior to any Redemption Date, the
          -------------------------
Issuer shall segregate money sufficient to pay the Accreted Value of all Senior Discount Notes as of such Redemption Date. If the Issuer defaults in paying the Accreted Value for the Senior Discount Notes as of any such Redemption Date, interest shall accrue on the unpaid Accreted Value of the Senior Discount from such Redemption Date until the Holders of the Senior Discount Notes receive full payment of the Accreted Value and all accrued interest.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

     Until all of the Senior Discount Notes are redeemed or paid and performed in full, the Guarantor and the Issuer will, and the Guarantor will cause each of its other Restricted Subsidiaries to:

     7.1  Payment of Senior Discount Notes.  Pay the Accreted Value of the
          --------------------------------
Senior Discount Notes (and if applicable, all accrued interest) on the dates and in the manner provided in this Agreement and in the Senior Discount Notes.

     7.2  Legal Existence; Good Standing.  Maintain its existence and its good
          ------------------------------
standing in the state of its organization and maintain its qualification in each other jurisdiction in which the failure so to qualify could have a Material Adverse Effect.

     7.3  Commission Reports, Filings and Other Information.  Maintain a
          -------------------------------------------------
standard system of accounting in accordance with GAAP and furnish to each
Holder:

          (a) As soon as available and in any event within 45 days after the close of each fiscal quarter, a copy of the Guarantor's Quarterly Report on Form 10-Q.

          (b) As soon as available and in any event within 90 days after the close of each fiscal year, a copy of the Guarantor's Annual Report on Form 10-K.

          (c) The Commission Reports described in Subsections 7.3(a) and 7.3(b) shall be accompanied by an Officer's Certificate stating that (i) a review of the activities of the Guarantor and its Subsidiaries during the preceding calendar quarter has been made to determine whether the Issuer and the Guarantor have kept, observed, performed and fulfilled all of their obligations under this Agreement and the Senior Discount Notes, (ii) such review was supervised by the Officers of the Guarantor signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, the Guarantor and the Issuer have kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Guarantor and the Issuer have taken or propose to take with respect thereto).

          (d) Promptly upon receipt thereof, a copy of each report, including any so-called "Management Letter" or similar report, submitted to the Guarantor or any of its Subsidiaries by the Guarantor's independent public accountants in connection with their annual, interim or special audit of the books of the Guarantor and its Subsidiaries.

          (e) Prompt written notice if: (i) any Indebtedness of Guarantor or any of its Restricted Subsidiaries is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due,
     (ii) there shall occur and be continuing a Default or an Event of Default, accompanied by a statement of the Guarantor setting forth what action the Guarantor and the Issuer propose to take in respect thereof, or (iii) any event shall occur which has or is reasonably likely to have a Material Adverse Effect.

          (f) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Guarantor or any of its Restricted Subsidiaries a party to any proceeding before any Governmental Body which might reasonably be expected to have a Material Adverse Effect, including with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any License, permit, franchise, agreement or other authorization issued to the Guarantor or any of its Restricted Subsidiaries by any Governmental Body or any other Person that is material to the operation of the businesses of the Guarantor or any of its Restricted Subsidiaries, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such License, permit, franchise, agreement or other authorization or
     (iv) any dispute between the Guarantor or any of its Restricted Subsidiaries and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could have a Material Adverse Effect.

          (g) Promptly upon becoming available, copies of all Commission Reports, proxies, prospectuses, notices, reports and other statements sent or made available generally by the Guarantor to its shareholders or filed by the Guarantor with the Commission or any securities exchange, and of all other statements generally made available by the Guarantor or others concerning material developments in the business of the Guarantor or any of its Restricted Subsidiaries.

          (h) With reasonable promptness, and in any event within 30 days after occurrence of any of the following, notice and/or copies of: (i) the establishment of any new Employee Benefit Plan, Pension Plan or Multiemployer Plan; (ii) the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which the Guarantor or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Guarantor or any ERISA Affiliate with respect to such request; and (iv) the failure of the Guarantor or any of its ERISA Affiliates to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date.

          (i) With reasonable promptness but in any event within 10 days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Guarantor and its Subsidiaries have taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

          (j) With reasonable promptness but in any event within 10 days after the occurrence of any of the following, copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by the Guarantor or any ERISA Affiliate of any intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Guarantor or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by the Guarantor or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; and written notice within two Business Days of the Guarantor's or any ERISA Affiliate's filing of or intention to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

          (k) Immediate notice of any Change of Control, Asset Disposition, Default, Event of Default, or any other event that could have a Material Adverse Effect.

     7.4  Reports to Governmental Bodies and Other Persons.  Timely file all
          ------------------------------------------------
material reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of the businesses of the Guarantor or any of its Restricted Subsidiaries, including, but not limited to, such of the Transaction Documents as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person.

     7.5  Maintenance of Licenses and Other Agreements.  Maintain in full
          --------------------------------------------
force and effect at all times, and apply in a timely manner for renewal of, all Licenses, trademarks, trade names, patents and agreements necessary for the operation of its business, the loss of any of which could have a Material Adverse Effect. The Guarantor shall deliver to the Holders' Agent a true and correct copy of each agreement executed and delivered by the Guarantor after the date hereof which would constitute a Royalty Agreement. With respect to each Royalty Agreement executed and delivered by the Guarantor after the date hereof within 5 Business Days of the date of such execution and delivery, the Guarantor shall deliver to the Holders' Agent such documents, consents or instruments, including, without limitation, UCC-1 financing statements which may be necessary such that such Royalty Agreement shall become subject to the Lien of the Guarantor Security Agreement subject only to Permitted Liens. With respect to each Royalty Agreement: the Guarantor shall (i) maintain such agreement in full force and effect (except to the extent permitted by the Guarantor Security Agreement); (ii) except as contemplated hereby, not pledge, assign or transfer its right to receive all or any portion of any royalty, license fee or other amount payable to the Guarantor under such Royalty Agreement; and (iii) notify the Holders' Agent of (A) any breach or default, and any event which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (B) any repudiation of any provision thereof by any party thereto; and (C) any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand which threatens or challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

     7.6  Maintenance of Insurance.  (a) Keep at all times all of their
          ------------------------
properties which are of an insurable nature insured against loss or damage with financially sound and reputable insurers to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice, (b) maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner customary for corporations in similar business similarly situated, and (c) use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate.

     7.7  Environmental Matters.  At all times comply in all material respects
          ---------------------
with, and be responsible for, its obligations under all Environmental Laws applicable to all Real Property, Leasehold Property and any other Property owned or used by the Guarantor or any of its Restricted Subsidiaries. At its sole cost and expense, the Guarantor and each of its Restricted Subsidiaries shall comply in all material respects with (a) any written notice of any violation or administrative or judicial complaint or order having been filed against the Guarantor or any of its Restricted Subsidiaries, any portion of any Real Property or Leasehold Property or any other Property owned or used by the Guarantor or any of its Restricted Subsidiaries in the operation of their businesses alleging violations of any law, ordinance and/or regulation requiring the Guarantor or any of its Restricted Subsidiaries to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and (b) any written notice from any Governmental Body or any other Person alleging that the Guarantor or any of its Restricted Subsidiaries is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation. Promptly upon receipt of any written notice described in the foregoing sentence, the Guarantor shall, or shall cause its applicable Restricted Subsidiary to, deliver to Purchasers a copy thereof.

     7.8  Compliance with Laws.  Comply with all federal, state and local laws,
          --------------------
ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to the Guarantor and its Restricted Subsidiaries and their operations, the failure to comply with which could have a Material Adverse Effect.

     7.9  Taxes and Claims.  Pay and discharge all taxes, assessments and
          ----------------
governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of the Guarantor or any Restricted Subsidiary, provided that the Guarantor and its Subsidiaries shall not be required by this Section 7.9 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which the Guarantor or the appropriate Subsidiary has set aside reserves on its books to the extent required by GAAP.

     7.10  Maintenance of Properties.  Maintain all of its Properties
           -------------------------
necessary in the operation of its businesses in good working order and condition, normal wear and tear excepted.

     7.11  Governmental Approvals.  Upon the exercise by the Purchasers after
           ----------------------
the occurrence and during the continuance of any Event of Default of any power, right or privilege pursuant to the provisions of any of the Transaction Documents requiring any consent, approval or authorization of any Governmental Body (including, without limitation, transfers of Licenses), promptly execute and cause the execution of all applications, certificates, instruments and other documents that the Purchasers may be required to obtain for such consent, approval or authorization.

     7.12  Payment of Indebtedness.  Except as to matters being contested in
           -----------------------
good faith and by appropriate proceedings and except to the extent prohibited by the terms of this Agreement, promptly pay when due, or in conformance with customary trade practices, all of its Indebtedness.

     7.13  Books and Records.  Maintain proper books of record and account which
           -----------------
present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied.


                                 ARTICLE VIII

                               NEGATIVE COVENANTS

     Until all of the Senior Discount Notes are redeemed or paid and performed in full, neither the Guarantor nor any of its Restricted Subsidiaries will:

     8.1  Borrowing.  Create, incur, assume or suffer to exist any liability for
          ---------
Indebtedness for Borrowed Money except: (a) the Senior Discount Notes; (b) the 12% Senior Notes; (c) purchase money Indebtedness and Capital Leases; (d) existing Indebtedness identified on Schedule 8.1; (e) Indebtedness of any
                                    ------------
Restricted Subsidiary to the Guarantor or to any other Restricted Subsidiary of the Guarantor and Indebtedness of the Guarantor to any Restricted Subsidiary, in each case, incurred in the ordinary course of business and consistent with past practices; and (f) Indebtedness of the Issuer and the Guarantor to Ampex Finance Corporation incurred after the Closing Date under the Inter-Company Loan Agreement described in Schedule 1.1.
                       ------------

     8.2  Liens.  Create, incur, assume or suffer to exist any Lien upon any
          -----
of its Property, whether now owned or hereafter acquired, except Permitted
Liens.

     8.3  Merger and Acquisition.  Consolidate with or merge with or into any
          ----------------------
Person, acquire directly or indirectly all or substantially all of the capital stock, equity interests or Property of any Person, except that (a) any Subsidiary of the Guarantor (other than the Issuer) may merge with and into the Guarantor or any Wholly-Owned Subsidiary of the Guarantor, and the Guarantor or any Wholly-Owned Subsidiary of the Guarantor (other than the Issuer) may acquire substantially all of the capital stock, equity interests or Property of any other Wholly Owned Subsidiary of the Guarantor (other than the Issuer), provided that (i) the Holders' Agent shall have received at least 30 days' prior written notice thereof, (ii) the applicable entities shall have complied in all material respects with all applicable laws, rules and regulations and shall have received all required consents and approvals from any Governmental Body, and (iii) such merger could not reasonably be expected to have a Material Adverse Effect and
(b) the Issuer may consolidate with or merger with or into any Person if the proceeds from such consolidation or merger together with other available funds are sufficient to redeem the Senior Discount Notes in accordance with Section
6.2 hereof and if the Senior Discount Notes are so redeemed in accordance with
Section 6.2.

     8.4  Contingent Liabilities.  Assume, guarantee, endorse, contingently
          ----------------------
agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon any Indebtedness for Borrowed Money of any Person, except (a) for liabilities arising from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) the Guarantor's guaranty hereunder, and (c) the guarantees described in Schedule 1.1.
                        ------------

     8.5  Dividends and Distributions.  Make any dividends, distributions or
          ---------------------------
other shareholder expenditures with respect to its Capital Stock or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of its Capital Stock, except pursuant to the terms of the instruments governing Capital Stock and other obligations in existence on the date hereof, and except that any Subsidiary may make dividends and distributions to the Guarantor at any time.

     8.6  Payments of Indebtedness for Borrowed Money.  Make any payment or
          -------------------------------------------
prepayment on account of any Indebtedness for Borrowed Money other than on the Senior Discount Notes, except that (a) the Guarantor and its Subsidiaries may make regularly scheduled payments of principal and interest (but no prepayments) on account of the Indebtedness permitted under Section 8.1 above, and (b) the Guarantor and its Subsidiaries may make payments of principal and interest on account of intercompany Indebtedness owing from (i) the Guarantor to any of its Subsidiaries, (ii) any of the Guarantor's Subsidiaries to the Guarantor, or
(iii) any of the Guarantor's Subsidiaries to any of the Guarantor's other Subsidiaries.

     8.7  Investments, Loans.  At any time purchase or otherwise acquire, hold
          ------------------
or invest in the capital stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate or any Subsidiary, except (a) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository, (b) investments in commercial or finance paper which, at the time of investment, is rated "A" or better by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors, (c) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which, at the time of investment, are restricted to the types specified in clause (a) above, (d) interests of the Guarantor and its direct or indirect Wholly-Owned Subsidiaries in other Subsidiaries, (e) loans made in the ordinary course of business and consistent with past practices by (i) the Guarantor to any of its Subsidiaries, (ii) any of the Guarantor's Subsidiaries to the Guarantor, or
(iii) any of the Guarantor's Subsidiaries to any of the Guarantor's other Subsidiaries, and (f) additional investments in existence as of the date hereof and set forth in Schedule 8.7 hereto, or proposed to be made by the Guarantor or
                 ------------
its Wholly-Owned Subsidiaries pursuant to commitments existing as of the Closing Date and set forth on Schedule 8.7 hereto; provided that (1) all investments
                      ------------
permitted pursuant to clauses (a), (b) and (c) of this Section 8.7 shall have a maturity not exceeding one year, and (2) the aggregate outstanding amount of all loans and investments made after the Closing Date by the Guarantor or any of its Restricted Subsidiaries to or in all Unrestricted Subsidiaries shall not exceed $3,000,000.

     8.8  Fundamental Business Changes.  Materially change the nature of its
          ----------------------------
business, engage in any business other than that engaged in by it on the Closing Date and related ancillary activities.

     8.9  Sale or Transfer of Assets.  Sell, lease, assign, transfer or
          --------------------------
otherwise dispose of any Property except for: (a) the sale or disposition of inventory in the ordinary course of business and accounts receivable of the Issuer to Ampex Finance Corporation consistent with past practices; (b) the sale or disposition of Property (other than inventory and accounts receivable permitted to be sold under Subsection 8.9(a)) of the Issuer sold after the Closing Date having an aggregate value not in excess of $500,000; (c) the sale or disposition of Property (other than inventory permitted to be sold under Subsection 8.9(a)) of the Guarantor not in excess of $2,500,000 sold after the Closing Date; (d) the sale or disposition of Property (other than inventory and accounts receivable permitted to be sold under Subsection 8.9(a)) of the Issuer in excess of $500,000 or of the Guarantor in excess of $2,500,000 sold after the Closing Date if the proceeds from such sale together with other available funds are sufficient to redeem the Senior Discount Notes in accordance with Section
6.2 hereof and if the Senior Discount Notes are so redeemed in accordance with
Section 6.2; and (e) the granting of licenses by the Guarantor in its Intellectual Property to Persons pursuant to Royalty Agreements existing as of, or entered into after, the date hereof.

     8.10  Acquisition of Additional Properties.  Acquire any additional
           ------------------------------------
Property except such Property as is necessary to or useful in the operation of its business, provided that all such acquisitions shall be subject to the conditions and limitations set forth in this Agreement.

     8.11  Transactions with Affiliates.  Sell, lease, assign, transfer or
           ----------------------------
otherwise dispose of any Property to any Affiliate or any officer or director of the Guarantor or any of its Subsidiaries, lease Property, render or receive services or purchase assets from any Affiliate or any officer or director of the Guarantor or any of its Subsidiaries, or otherwise enter into any contractual relationship with any Affiliate or any officer or director of the Guarantor or any of its Subsidiaries, except: (a) any transaction in the ordinary course of business which is on terms no less favorable to the Guarantor or its Subsidiaries than would be attainable on an arm's-length basis from anyone not an Affiliate or an officer or director of the Guarantor or its Subsidiaries, (b) any sale or issuance of shares of Capital Stock of the Guarantor to an Affiliate or any officer of director of the Guarantor or any of its Subsidiaries, (c) the payment of salary, wages, compensation or other benefits (other than loans or repurchases described in Subsection 8.11(d) below), and reasonable directors' fees, to officers or directors of the Guarantor or any of its Subsidiaries in the ordinary course of business and consistent with past practices or under employment agreements, compensation or employee benefit arrangements or other agreements approved in good faith by the Board of Directors of the Guarantor,
(d) the making of loans to, and the repurchase of shares of Capital Stock of the Guarantor from, officers or directors of the Guarantor or any of its Subsidiaries in an aggregate amount not in excess of $500,000 after the Closing Date, or (e) the consummation of the transactions described in items 1 and 3 of Schedule 4.24 hereof.
   -------------

     8.12  Compliance with ERISA.
           ---------------------

          (a) Permit the occurrence of any Termination Event which would result in a liability to the Guarantor or any ERISA Affiliate in excess of $50,000;

          (b) Permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) as of the end of any Plan Year in excess of $50,000 with respect to any Pension Plan, whether or not waived;

          (c) Fail to make any contribution or payment to any Multiemployer Plan which the Guarantor or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $50,000;

          (d) Engage, or with its knowledge or acquiescence, permit any Subsidiary or any ERISA Affiliate to engage, in any "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $50,000 is imposed;

          (e) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability (or increased liability in the case of an amendment) to the Guarantor or any ERISA Affiliate or increase the obligation of the Guarantor or any ERISA Affiliate to a Multiemployer Plan which liability (or increased liability) or increase, individually or together with all similar liabilities and increases, is material to the Guarantor or any ERISA Affiliate; or

          (f) Fail, or with its knowledge or acquiescence, permit the Guarantor or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof, and such failure has not been timely corrected without any materially adverse consequences.

     8.13  Fiscal Year.  Change its fiscal year.
           -----------

     8.14  Restrictions Against Limitations on Upstream Payments.  Except as set
           -----------------------------------------------------
forth in Schedule 4.25, create or otherwise cause or suffer to exist or to become effective any Payment Restriction or other encumbrance or restriction on the ability of any Subsidiary of the Guarantor other than the Issuer to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Guarantor or any other Subsidiary, (b) make loans or advances to the Guarantor or any other Subsidiary, or (c) transfer any of its Properties or assets to the Guarantor or any other Subsidiary, except for such Payment Restrictions or encumbrances existing under or by reason of: (i) applicable law; (ii) non-assignment provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices; (iii) instruments governing purchase money indebtedness for Property acquired in the ordinary course of business that only impose restrictions on the Property so acquired; or (iv) refinancing indebtedness permitted under this Agreement with respect to Indebtedness described in clause (iii), provided that
                                                                  --------
the restrictions contained in the agreements governing such refinancing indebtedness are no more restrictive in the aggregate than those contained in the instrument governing the indebtedness being refinanced immediately prior to such refinancing.

     8.15  Stay, Extension and Usury Laws.  Insist upon, plead, or in any manner
           ------------------------------
whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Agreement and the Senior Discount Notes; and the Guarantor and the Issuer each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holders pursuant to this Agreement, but will suffer and permit the execution of every such power as though no such law has been enacted.


                                  ARTICLE IX

                             DEFAULTS AND REMEDIES

     9.1  Events of Default.  The occurrence of any of the following shall
          -----------------
constitute an Event of Default:

          (a) If the Issuer shall fail to pay the Accreted Value of the Senior Discount Notes when the same become due and payable.

          (b) If the Issuer or any Guarantor shall fail to observe or perform any covenant or agreement contained in Articles VII or VIII.

          (c) If the Guarantor or any of its Restricted Subsidiaries shall fail to observe or perform any covenant or agreement (other than those referred to in clause (b) above or specifically addressed elsewhere in this Section 9.1) made by such Person in any of the Transaction Documents to which such Person is a party, and such failure shall continue for a period of 30 days after the Guarantor or such Restricted Subsidiary first becomes aware of such failure.

          (d) If any representation or warranty made by or on behalf of the Guarantor or the Issuer in or pursuant to any of the Transaction Documents or in any instrument or document furnished in compliance with the Transaction Documents shall prove to be false or misleading in any material respect as of the most recent date such representation or warranty was made, except to the extent any such representation or warranty expressly relates to an earlier date.

          (e) If (i) the Guarantor or any of its Restricted Subsidiaries at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than the Senior Discount Notes) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $500,000 or
     (ii) any material default shall occur in respect of any issue of Indebtedness for Borrowed Money of the Guarantor or any of its Restricted Subsidiaries (other than the Senior Discount Notes) outstanding in a principal amount of at least $100,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto.

          (f) If the Guarantor or any of its Restricted Subsidiaries shall
     (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for it or for any substantial part of its Property, or (v) be adjudicated insolvent.

          (g) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of the Guarantor or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Guarantor or any of its Restricted Subsidiaries of any petition for any such relief shall be filed against it and such petition shall not be dismissed or stayed within 60 days.

          (h) If there shall be entered against the Guarantor or any of its Restricted Subsidiaries one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $500,000 (including the amount of any self-retention and standard deductibles with respect to any of the foregoing otherwise covered by insurance) in the aggregate at any one time outstanding, excluding judgments, awards, decrees, orders or writs (i) for which there is full insurance (subject to self-retention and standard deductibles) and with respect to which the insurer has assumed responsibility in writing, (ii) for which there is full indemnification (upon terms and by creditworthy indemnitors which are satisfactory to the Holders of the Senior Discount Notes) or (iii) which have been in force for less than the applicable period for filing an appeal so long as execution has not been levied thereunder or in respect of which the Guarantor or any of its Restricted Subsidiaries shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review.

          (i) If an event or condition specified in clauses (b), (c), (d), (e) or (f) of Section 4.19 hereof shall occur or exist with respect to any Pension Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Guarantor or any ERISA Affiliate shall incur, or in the opinion of the Holders' Agent be reasonably likely to incur, a liability to a Pension Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of Lender, would have a Material Adverse Effect.

          (j) If the Guarantor shall deny or disaffirm its obligations hereunder or fail to make any payment required hereunder when due.

     9.2  Acceleration.
          ------------

          (a) Except as provided in Subsection 9.2(b) below, if an Event of Default occurs and is continuing, the Holders' Agent, at the direction of the Holders of at least 25% in principal amount of the then outstanding Senior Discount Notes, may declare all outstanding Senior Discount Notes to be due and payable immediately and, upon such declaration, the Issuer shall be immediately obligated (i) to redeem the Senior Discount Notes for cash at the Accreted Value as of the date of such declaration, and (ii) to pay to the Holders of the Senior Discount Notes, interest on such Accreted Value at the Default Rate, through the date such Accreted Value and any interest accrued thereon is paid to the Holders of the Senior Discount Notes.

          (b) Notwithstanding anything to the contrary in this Agreement, if an Event of Default arises under Subsections 9.1(f) or 9.1(g) (other than under clause (i) of Subsection 9.1(f)) the Issuer shall automatically become immediately obligated (i) to redeem the Senior Discount Notes for cash at the Accreted Value as of the date of such declaration, and (ii) to pay to the Holders of the Senior Discount Notes, interest (including Post-Petition Interest) on such Accreted Value and, to the extent permissible, on such interest, at the Default Rate, through the date such Accreted Value any interest accrued thereon is paid to the Holders of the Senior Discount Notes, without the necessity for any declaration or other act on the part of the Holders' Agent or any Holder.

          (c) To the extent permitted under Section 10.1(b), the Holders' Agent, in accordance with the direction of the Holders of at least a majority in principal amount of the then outstanding Senior Discount Notes, may, by notice to the Issuer, rescind any declaration of acceleration of such Senior Discount Notes and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) if all existing Defaults and Events of Default (other than the nonpayment of the Senior Discount Notes and interest at the Default Rate which shall have become due solely by such declaration) shall have been cured or waived, and (iii) the Issuer shall have delivered to the Holders' Agent an Officers' Certificate to the effect of clauses (i) and (ii) above.

     9.3  Other Remedies.  If an Event of Default occurs and is continuing, the
          --------------
Holders' Agent and/or the Holders may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Senior Discount Notes or to enforce the performance of any provision of the Senior Discount Notes or this Agreement. A delay or omission by the Holders' Agent or the Holders in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     9.4  Waiver of Past Defaults.  Subject to the provisions of Sections 9.6
          -----------------------
and 10.1 hereof, the Holders' Agent, in accordance with the direction of the Holders of at least a majority in principal amount of the then outstanding Senior Discount Notes, may, by notice to the Issuer, waive on behalf of all of the Holders any existing Default or Event of Default and its consequences under this Agreement. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; provided that no such waiver shall extend to any
                           --------
subsequent or other Default or impair any right consequent thereon.

     9.5  Control by a Majority.  The Holders' Agent, in conducting any
          ---------------------
proceeding for any remedy available to the Holders of the Senior Discount Notes, or in setting the time, method or place of any such proceeding, shall follow the direction of the Holders of at least a majority in principal amount of the then outstanding Senior Discount Notes.

     9.6  Rights of Holders to Receive Payment.  Notwithstanding any other
          ------------------------------------
provision of this Agreement, the right of any Holder of a Senior Discount Note to receive payment of the Accreted Value (and interest at the Default Rate, if applicable) on such Senior Discount Note, on or after the respective dates expressed in this Agreement or such Senior Discount Note, shall not be impaired or affected without the consent of such Holder.

     9.7  Holders May File Proofs of Claim.  The Holders' Agent, in accordance
          --------------------------------
with the direction of the Holders of at least a majority in principal amount of the then outstanding Senior Discount Notes, may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Issuer or the Guarantor (or any other obligor upon the Senior Discount Notes), or any of their respective creditors or Property.

     9.8  Undertaking for Costs.  In any suit for the enforcement of any right
          ---------------------
or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

                                   ARTICLE X

                                   AMENDMENTS

     10.1  Amendments and Supplements Requiring Consent of Holders; Other
           --------------------------------------------------------------
Consents.
--------

          (a) Except as otherwise provided in Section 10.1(b), this Agreement and the Senior Discount Notes may be amended or supplemented with the written consent of the Holders' Agent acting at the direction of the Holders of at least a majority of the aggregate principal amount of the then outstanding Senior Discount Notes, and any existing Default or Event of Default or compliance with any provision of this Agreement or the Senior Discount Notes may be waived with the consent of the Holders' Agent acting at the direction of the Holders of a majority of the aggregate principal amount of the then outstanding Senior Discount Notes.

          (b) Without the consent of each Holder affected, no amendment, supplement or waiver to this Agreement shall: (i) reduce the principal amount or the Accreted Value of the Senior Discount Notes; (ii) change the Stated Maturity Date of the Senior Discount Notes, or alter the provisions with respect to the redemption of the Senior Discount Notes in a manner adverse to the Holders; (iii) reduce the rate of accretion of the Senior Discount Notes; (iv) waive an Event of Default in the payment of the Accreted Value of the Senior Discount Notes (except that the Holders' Agent acting at the direction of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Discount Notes may (A) rescind an acceleration of the Senior Discount Notes that resulted from a non-payment default, and (B) waive the payment default that resulted from such acceleration); (v) make any Senior Discount Note payable in money other than that stated in the Senior Discount Notes; (vi) make any change in the provisions of this Agreement relating to waivers of past Events of Defaults or the rights of Holders to receive payments in respect of the Senior Discount Notes; or (vii) make any change in this Subsection 10.1(b).

          (c) After an amendment, supplement or waiver under this Section 10.1 becomes effective, the Issuer shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Agreement or waiver.

          (d) Except as otherwise specified in this Agreement, if any consent or approval of the Holders is required pursuant to the terms of this Agreement, such consent or approval shall be deemed to have been given if given by the Holders' Agent acting upon the direction of at least a majority of the aggregate principal amount of then outstanding Senior Discount Notes.

     10.2  Revocation and Effect of Consents.
           ---------------------------------

          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Discount Note is a continuing consent by the Holder and every subsequent holder of a Senior Discount Note or portion of a Senior Discount Note that evidences the same Indebtedness as the consenting Holder's Senior Discount Note, even if notation of the consent is not made on any such Senior Discount Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Senior Discount Note or portion of a Senior Discount Note if the Issuer receives the notice of revocation before the date on which the Issuer mails to the Holders an Officers' Certificate certifying that the Holders of the requisite principal amount of Senior Discount Notes have consented (and not theretofore revoked such consent) to the amendment or waiver.

          (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Senior Discount Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Senior Discount Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of Senior Discount Notes after such record date. No consent shall be valid or effective for more than 30 days after such record date.

          (c) After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in Section 10.1(b), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent holder of a Senior Discount Note that evidences the same debt as the consenting Holder's Senior Discount Note.

     10.3  Notation on or Exchange of Senior Discount Notes.  The Issuer may
           ------------------------------------------------
place an appropriate notation about an amendment, supplement or waiver on any Senior Discount Note thereafter issued in exchange for any Senior Discount Note issued as of the date of such amendment, supplement or waiver. The Issuer in exchange for all Senior Discount Notes may issue new Senior Discount Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Senior Discount Note shall not affect the validity and effect of such amendment, supplement or waiver.

     10.4  Board Approval.  The Issuer may not sign any amendment, supplement or
           --------------
waiver with respect to this Agreement without the approval of its Board of Directors.


                                  ARTICLE XI

                           THE SENIOR DISCOUNT NOTES

     11.1  Form.  The Senior Discount Notes shall be substantially in the form
           ----
of Exhibit B hereto, which exhibit is part of this Agreement.  The terms and
   ---------
provisions contained in the Senior Discount Notes shall constitute, and are hereby expressly made, a part of this Agreement and to the extent applicable, the Issuer, by its execution and delivery of this Agreement, expressly agrees to such terms and provisions and to be bound thereby.

     11.2  Replacement Senior Discount Notes.  If any mutilated Senior
           ---------------------------------
Discount Note is surrendered to the Issuer, or if the Issuer receives evidence to its satisfaction of the destruction, loss or theft of any Senior Discount Note, the Issuer shall issue a replacement Senior Discount Note and each such replacement Senior Discount Note shall be an additional obligation of the

Issuer. If the Issuer requires, the Holder must supply an indemnity bond that is sufficient in the reasonable judgment of the Issuer to protect the Issuer from any loss that any of them may suffer if a Senior Discount Note is replaced. The Issuer may charge for its reasonable expenses in replacing a Senior Discount Note.

     11.3  Default Interest.  If the Issuer defaults in any payment on the
           ----------------
Senior Discount Notes, it shall pay interest at the Default Rate in any lawful manner plus, to the extent lawful, interest payable on the Default Interest.

     11.4  Record Date.  The record date for purposes of determining the
           -----------
identity of Holders of Senior Discount Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Agreement shall be 5 days prior to the first solicitation of such vote or consent.

     11.5  Restrictive Legends.  Except as otherwise permitted by this Section
           -------------------
11.5, each Senior Discount Note pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SENIOR DISCOUNT NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (a) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (b) RULE 144 OR RULE 144A UNDER SUCH ACT, OR
          (c) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY TO THE ISSUER) REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER IS FURNISHED TO THE ISSUER THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

          IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 6, 2000, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     The Issuer shall maintain a copy of this Agreement and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to any Purchaser upon its request.

     Whenever the legend requirement imposed by this Section 11.5 shall terminate, as hereinabove provided, the respective holders of Senior Discount Notes for which such legend requirements have terminated shall be entitled to receive from the Issuer, at the Issuer's expense, Senior Discount Notes without such legend.

     11.6  Notice of Transfer; Opinions of Counsel.  The holder of each Senior
           ---------------------------------------
Discount Note bearing the restrictive legend set forth in Section 11.5 above (a "Restricted Security") agrees in connection with any transfer of such Restricted Security to give to the Issuer, upon request (a) written description of the manner or circumstances of such transfer and/or (b) an opinion of counsel, which is knowledgeable in securities law matters (including in-house counsel or regular counsel to such Purchaser or its investment advisor and reasonably acceptable to the Issuer), in form and substance reasonably satisfactory to the Issuer, to the effect that the transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act. If for any reason the Issuer (after having been furnished with the opinion required to be furnished pursuant to this Section 11.6) shall fail to notify such holder within 5 days after such holder shall have delivered such description and/or opinion to the Issuer that, in its or its counsel's opinion, the transfer may not be legally effective (the "Illegal Transfer Notice"), such holders shall thereupon be entitled to consummate the transfer of the Restricted Security as proposed. If the holder of the Restricted Security delivers to the Issuer an opinion of counsel (including in-house counsel or regular counsel to such Purchaser or its investment adviser) in form and substance reasonably satisfactory to the Issuer that subsequent transfers of such Restricted Security will not require registration under the Securities Act, the Issuer will promptly after such contemplated transfer deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 11.5 above. The restrictions imposed by this Article XI upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Issuer a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 11.5 and not containing any other reference to the restrictions imposed by this Article XI. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 11.6 with respect to the transfer of any Senior Discount Notes on which the restrictive legend has been removed in accordance with this Section
11.6 or if the transfer is made in reliance on Rule 144A under the Securities Act of 1933. As used in this Section 11.6, the term "transfer" encompasses any sale, transfer or other disposition of any Senior Discount Notes referred to herein.


                                  ARTICLE XII

                                INDEMNIFICATION

     12.1  Indemnification; Expenses, Etc.
           -------------------------------

          (a) In addition to any and all obligations of the Issuer and the Guarantor hereunder and under the other Transaction Documents, the Issuer and the Guarantor each hereby agree, without limitation as to time, to indemnify and hold harmless the Holders' Agent, each

     Holder, each of their Affiliates, and the members, partners, employees, officers, directors, and agents of the Holders' Agent, the Holders and their Affiliates (individually, an "Indemnified Party" and, collectively the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including the reasonable costs of preparation and attorneys' fees) and expenses (including expenses of investigation) (collectively, "Losses") incurred or suffered by an Indemnified Party (i) in connection with or arising out of any breach of any warranty, or the inaccuracy of any representation, as the case may be, made by the Issuer or the Guarantor, or the failure of the Issuer or the Guarantor to fulfill any agreement or covenant made by the Guarantor or the Issuer contained in this Agreement or (ii) in connection with any proceeding against the Issuer, the Guarantor or any Indemnified Party brought by any third party arising out of or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, as the case may be, or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any proceeding; provided, however, that neither the Issuer nor the Guarantor shall be
     --------  -------
     liable for any losses resulting from action on the part of any Indemnified Party which is finally determined in such proceeding to be an act of fraud, gross negligence, or willful misconduct by such Indemnified Party or based upon any material breach by any Indemnified Party of its representations and warranties set forth in this Agreement. The Issuer and the Guarantor each agrees promptly to reimburse any Indemnified Party for all such Losses as they are incurred or suffered by such Indemnified Party.

          Except as otherwise provided herein, the Issuer and the Guarantor each agrees (for the benefit of the Purchasers) to pay, and to hold each Purchaser harmless from and against, all costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and disbursements), if any, incurred in connection with the enforcement against the Issuer or the Guarantor of this Agreement or any other Transaction Document, or in connection herewith or therewith in any action in which such Purchaser shall prevail or in any action in which such Purchaser shall in good faith assert any provision of any of the foregoing as a defense.

          (b) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt written notice to the Issuer or the Guarantor of any claim or of the commencement of any proceeding against the Issuer or the Guarantor or any Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; provided, however, that the failure so to notify the
                      --------  -------
     Issuer or the Guarantor shall not relieve the Issuer or the Guarantor from any obligation or liability except to the extent that the Issuer and the Guarantor are prejudiced by such failure. The Issuer and the Guarantor shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume and control, at the expense of the Issuer, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Issuer and the Guarantor will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Issuer and the Guarantor shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance reasonably satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

          (c) In addition to any other obligations of the Issuer or the Guarantor to indemnify the Purchasers herein or pursuant to any of the Transaction Documents or any other agreements or documents executed and delivered in connection herewith or therewith, the Issuer and the Guarantor each agree to pay, and to save the Holders' Agent and each Holder of the Senior Discount Notes harmless from liability for the payment of, the following expenses arising in connection with the transactions contemplated hereby: (a) the costs and expenses, including reasonable attorneys' fees, incurred by the Holders' Agent or the Holders in protecting or enforcing any rights under this Agreement or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of any Holder having acquired any of the Senior Discount Notes, including, without limitation, costs and expenses incurred by the Holders' Agent and the Holders in any bankruptcy case; (b) the cost of delivering to the Purchasers' principal offices, insured to their satisfaction, the Senior Discount Notes delivered to the Purchasers hereunder and any Senior Discount Notes delivered to any Holder upon any substitution of Senior Discount Notes pursuant to this Agreement or any of the Transaction Documents and of any such Holder's delivering any Senior Discount Notes, insured to its satisfaction, upon any such substitution; and (c) the reasonable out-of-pocket expenses incurred by the Holders' Agent and the Holders in connection with any amendments or waivers.


                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.1  Survival of Representations and Warranties; Severability.  All
           --------------------------------------------------------
representations and warranties contained in this Agreement or the Transaction Documents or made in writing by or on behalf of the Guarantor or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the Transaction Documents shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the Purchasers or on the Purchasers' behalf, the purchase of the Senior Discount Notes by the Purchasers under this Agreement and any disposition of or payment on the Senior Discount Notes. All statements contained in any certificate or other instrument delivered to the Purchasers by or on behalf of the Issuer or the Guarantor pursuant to this Agreement or the Transaction Documents at the Closing shall be deemed representations and warranties of the Guarantor and its Subsidiaries under this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     13.2  Notices, Etc.  Any notice or communication under this Agreement
           ------------
shall be duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

     If to the Issuer:        Ampex Data Systems Corporation
                              500 Broadway
                              Redwood City, CA  94063-3199
                              Attn:    Joel D. Talcott
                              Secretary and General Counsel
                              Fax:  (650) 367-2011
                              Tel:  (650) 367-3440

     With a copy to:          Paul Hastings Janofsky & Walker LLP
                              75 East 55th Street
                              New York, NY  10022-3205
                              Attn:  David D. Griffin
                              Fax:   (212) 318-6791
                              Tel:    (212) 318-6673

     If to the Guarantor:     Ampex Corporation
                              500 Broadway
                              Redwood City, CA  94063-3199
                              Attn:  Joel D. Talcott
                              Secretary and General Counsel
                              Fax:  (650) 367-2011
                              Tel:  (650) 367-3440

     With a copy to:          Paul Hastings Janofsky & Walker LLP
                              75 East 55th Street
                              New York, NY  10022-3205
                              Attn:  David D. Griffin
                              Fax:   (212) 318-6791
                              Tel:    (212) 318-6673

     If to the Purchasers or to
      the Holders' Agent:     DDJ Capital Management, LLC
                              141 Linden Street, Suite S-4
                              Wellesley, MA  02482
                              Attn:  Wendy Schnipper Clayton
                              Fax:  (781) 283-8555
                              Tel:  (781) 283-8500

     With a copy to:          Palmer & Dodge LLP
                              One Beacon Street
                              Boston, MA  02108
                              Attn:  David L. Ruediger
                              Fax:  (617) 227-4420
                              Tel:  (617) 573-0266

     Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     13.3   Successors and Assigns.  Whenever in this Agreement any of the
            ----------------------
parties hereto are referred to, except as otherwise provided herein such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. Notwithstanding the foregoing, the Issuer and the Guarantor shall not be permitted to assign or delegate any of their rights or obligations hereunder without the express prior written consent of the Holders of a majority of the Senior Discount Notes (which consent may be withheld by the Holders in their sole discretion for any or no reason). The terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchasers, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchasers shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof.

     13.4   Descriptive Headings.  The headings in this Agreement are for
            --------------------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     13.5   Satisfaction Requirement.  If any agreement,
            ------------------------
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchasers or to the holders of a specified portion of the principal amount of Senior Discount Notes, the determination of such satisfaction shall be made by the Purchasers or such holders, as the case may be, in the sole and exclusive judgment of the Person or Persons making such determination.

     13.6   Governing Law.  THIS AGREEMENT AND THE SENIOR DISCOUNT NOTES SHALL
            -------------
BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

     13.7   Service of Process.  The Guarantor, the Issuer, the Holders' Agent
            ------------------
and each Purchaser (a) hereby irrevocably submits itself to the non-exclusive jurisdiction of the state courts of the Commonwealth of Massachusetts and to the non-exclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Senior Discount Notes, the other Transaction Documents or the subject matter hereof or thereof brought by the Guarantor, the Issuer, the Holders' Agent, any Purchaser or its successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The Guarantor, the Issuer, the Holders' Agent and each Purchaser hereby consents to service of process by registered mail at the address to which notices are to be given. The Guarantor, the Issuer, the Holders' Agent and each Purchaser agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Guarantor and the Issuer, and Holders' Agent and the Purchasers, respectively. Final judgment against the Guarantor, the Issuer, the Holders' Agent or any Purchaser in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of any of the Guarantor, the Issuer, the Holders' Agent or any Purchaser therein described or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Guarantor, the Issuer, the Holders' Agent or any
--------  -------
Purchaser may at its option bring suit or institute other judicial proceedings against the Guarantor, the Issuer, the Holders' Agent or any Purchaser or any of the Guarantor's, the Issuers', the Holders' Agent's or such Purchaser's assets in any state or federal court of the United States or in any country or place where the Guarantor, the Issuer, the Holders' Agent or such Purchaser or such assets may be found.

     13.8   Counterparts.  This Agreement may be executed simultaneously in
            ------------
two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     13.9   Disclosure to Other Persons.  The Holders' Agent and each Purchaser
            ---------------------------
agrees to keep confidential any financial information delivered by the Guarantor or any of its Subsidiaries pursuant to this Agreement (other than information that is publicly available) and such other non-public proprietary information delivered by the Guarantor or any of its Subsidiaries that is clearly designated in writing to be or otherwise known by such Purchaser to be confidential; provided, however, that nothing herein shall prevent such Purchaser from
--------  -------
disclosing such information: (a) to any prospective purchaser who agrees in writing to be bound by this Section 13.9, (b) to any Affiliate, director, officer, partner, member, employee, agent and professional consultant of any prospective purchasers, in its capacity as such or any actual purchaser, participant, assignee, or transferee of such Purchaser's or prospective purchaser's rights under any Senior Discount Notes or any part thereof that agrees in writing to be bound by this Section 13.9, (c) upon order of any court or administrative agency having jurisdiction over such party, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (e) which has been publicly disclosed through no breach of such Purchaser, (f) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party, (g) in connection with the exercise of any remedy hereunder, (h) to the certified public accountants for such Purchaser or as required in summary financial or descriptive business information disclosed by such Purchaser that is an investment fund as part of its regular reports to its investors or partners, or (i) as otherwise expressly contemplated by this Agreement. In order to permit the Guarantor or any of its Subsidiaries to remove or limit any order, request or demand or to obtain confidential treatment for any disclosure pursuant to (c) or (d) above, such Purchaser will use reasonable efforts to inform the Guarantor of any such request for disclosure prior to disclosure. Nothing in this Section 13.9 shall be construed to create or give rise to any fiduciary duty on the part of such Purchaser to the Guarantor or any of its Subsidiaries. Neither the Guarantor nor any of its Subsidiaries shall disclose any Purchaser's name or identity as an investor in the Issuer in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Guarantor shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

     13.10   No Adverse Interpretation of Other Agreements.  This Agreement may
             ---------------------------------------------
not be used to interpret another agreement, indenture, loan or debt agreement of the Guarantor or any of its Subsidiaries. Any such agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

     13.11  Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY
            --------------------
JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE SENIOR DISCOUNT NOTES, ANY OTHER TRANSACTION DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, THE SENIOR DISCOUNT NOTES OR ANY OTHER TRANSACTION DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY
                     --------  -------
COUNTERCLAIM (I.E., A CLAIM BY ONE PARTY AGAINST ANOTHER PARTY WHICH IF NOT BROUGHT IN SUCH ACTION WOULD RESULT IN THE PARTY BRINGING SUCH CLAIM BEING FOREVER BARRED FROM BRINGING SUCH CLAIM), THE PARTY BRINGING SUCH CLAIM SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

     13.12  Merger.  This Agreement and the other Transaction Documents
            ------
constitute the entire agreement of the parties hereto and express the entire understanding of the parties hereto with respect to the Senior Discount Notes.

     13.13  Expenses.  The Guarantor and the Issuer agree to pay, on demand,
            --------
all reasonable out-of-pocket expenses incurred by the Holders' Agent or the Holders, including, without limitation, reasonable legal and accounting fees, in connection with (a) the negotiation and execution of this Agreement, the Senior Discount Notes and the Transaction Documents and any amendments thereto and (b) the collection of amounts upon the occurrence of an Event of Default hereunder.


                                  ARTICLE XIV

                                   GUARANTEE

     14.1  Guarantee.
           ---------

          (a) The Guarantor hereby unconditionally and irrevocably guarantees to each Holder (i) the full and punctual payment of the Accreted Value of the Senior Discount Notes, and, if applicable, interest thereon at the Default Rate, when due, whether at maturity, by acceleration, by redemption or otherwise, and all other amounts payable by the Issuer under this

     Agreement and the Senior Discount Notes, and (ii) the full and punctual performance of all other obligations of the Issuer under this Agreement and the Senior Discount Notes (all the foregoing described in (i) and (ii) for purposes of this Article XIV being hereinafter collectively called the "Guaranteed Obligations").
      ----------------------

          (b) The Guarantor further agrees to pay to each Holder, on demand, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by it in connection with the Guaranteed Obligations and the enforcement thereof, together with interest on amounts recoverable hereunder from the time such amounts become due until payment, at the Default Rate.

          (c) The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

          (d) The Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of any Default under the Guaranteed Obligations not provided for herein. The Guaranteed Obligations shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

          (e) Without limiting the generality of the foregoing, the Guaranteed Obligations shall not be discharged or impaired or otherwise affected by:
     (i) the failure of the Holders' Agent or any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Agreement, or the Senior Discount Notes, or otherwise;
     (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Senior Discount Notes, or any other agreement; (iv) the release of any collateral pledged as security for the Senior Discount Notes; (v) the failure of the Holders' Agent or any Holder to exercise any right or remedy against any other guarantor of all or part of the Guaranteed Obligations; (vi) any change in the ownership of the Guarantor;
     (vii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (viii) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

          (f) The Guarantor further agrees that if at any time payment of the Senior Discount Notes, or any part thereof or any interest thereon, is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise, its Guarantee herein as to such amount shall continue to be effective or be reinstated, as the case may be.

          (g) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay the Accreted Value of the Senior Discount Notes or any interest thereon when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any of the terms of this Agreement or the Senior Discount Notes (in each case taking into account all applicable grace periods provided hereunder), the Guarantor hereby promises to and will, upon receipt of written demand by the Holders' Agent or any Holder, forthwith pay, or cause to be paid, in cash, to the Holders such amount not so paid.

          (h) Until the payment and performance in full of all Guaranteed Obligations and any and all Guaranteed Obligations of the Issuer to the Holders, the Guarantor shall not exercise any rights against the Issuer arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Holders in respect of any payment made hereunder in its capacity as Guarantor in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Issuer in respect of any liability of the Guarantor to the Issuer; and (other than as may be provided for herein) the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Issuer.

          (i) The payment of any amounts due with respect to any Indebtedness of the Issuer now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Guaranteed Obligations. The Guarantor agrees that until the Senior Discount Notes have been redeemed in full, the Guarantor (i) will not demand, sue for or otherwise attempt to collect any such Indebtedness of the Issuer to the Guarantor until the Guaranteed Obligations shall have been paid in full, and (ii) if, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such Indebtedness, will collect, enforce and receive such amounts as trustee for the Holders and such amounts shall be paid over to the Holders on account of the Guaranteed Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Section 14.1 other than to reduce the total amount of Indebtedness by the amount of any such payment made to the Holders.

          (j) The Guarantor further agrees that, as between the Guarantor and the Holders (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article IX for the purposes of the Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligation as provided in Article IX and if the Guaranteed Obligations thereby become due and payable, such Guaranteed Obligations shall forthwith become due and payable by the Guarantor for the purpose of this Section.

     14.2   No Waiver, Etc.  Neither a failure nor a delay on the part of the
            ---------------
Holders' Agent or the Holders in exercising any right, power or privilege under this Article XIV shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIV at law, in equity, by statute or otherwise.

                                  ARTICLE XV

                              THE HOLDERS' AGENT

     15.1  Appointment and Authorization.  Each of the Purchasers and the other
           -----------------------------
Holders from time to time of the Senior Discount Notes hereby irrevocably appoints the Holders' Agent as its agent and authorizes the Holders' Agent to take such actions on its behalf and to exercise such powers as are delegated to the Holders' Agent by the terms of this Agreement, together with such actions and powers as are reasonably incidental thereto.

     15.2   Duties As Expressly Stated.  The Holders' Agent shall not have any
            --------------------------
duties or obligations except those expressly set forth in this Agreement. Without limiting the generality of the foregoing and regardless of whether an Event of Default shall have occurred and be continuing, the Holders' Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement that the Holders' Agent is required to exercise upon the direction of the Holders of at least a majority of the outstanding principal amount of the Senior Discount Notes (or such other number or percentage of the Holders as is required hereunder with respect to such action). The Holders' Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Holders of at least a majority of the outstanding principal amount of the Senior Discount Notes (or such other number or percentage of the outstanding principal amount as is required hereunder with respect to such action) or all of the Holders if expressly required, or in the absence of its own gross negligence or willful misconduct. The Holders' Agent shall not, except to the extent expressly instructed by the Holders of at least a majority of the outstanding principal amount of the Notes, be required to initiate or conduct any litigation or collection proceedings, or take any action with respect to any collateral pledged as security for the Senior Discount Notes, and, in no event, shall the Holders' Agent be required to take any action which exposes the Holders' Agent to personal liability or which is contrary to this Agreement or applicable law.

     15.3   Indemnification.  Each Holder agrees to indemnify and hold harmless
            ---------------
the Holders' Agent (to the extent the Holders' Agent is not reimbursed by the Guarantor or the Issuer under this Agreement, but without limiting the obligations of the Guarantor or the Issuer hereunder), ratably in accordance with the aggregate principal amount of Senior Discount Notes held by such Holder and all other Holders (or, if all of the Senior Discount Notes shall have been redeemed, ratably in accordance with the aggregate outstanding amount of the Senior Discount Notes that had been held by the Holders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Holders' Agent arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or the Senior Discount Notes or any of the other Transaction Documents as a result of any action taken or omitted to be taken by the Holders' Agent under or in respect of this Agreement or any of the Transaction Documents or the transactions contemplated thereby (including the costs and expenses that the Guarantor or the Issuer is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof; provided, however, that no Holder shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 15.3 shall survive the payment of all Senior Discount Notes and shall be in addition to and not in lieu of any other indemnification agreements contained in this Agreement or in any other Transaction Document.

     15.4  Consents Under Other Transaction Documents.  Except as otherwise
           ------------------------------------------
provided in this Agreement and the other Transaction Documents, the Holders' Agent may, with the prior consent of the Holders of at least a majority of the outstanding principal amount of the Senior Discount Notes (but not otherwise), consent to any modification, supplement or waiver under any of the other Transaction Documents.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                            NOTE PURCHASE AGREEMENT

                             ISSUER SIGNATURE PAGE

          If this Agreement is satisfactory, please so indicate by signing the applicable attached signature page of this Agreement and delivering such counterpart to the Holders' Agent whereupon this Agreement will become binding among the parties hereto in accordance with its terms.

                              AMPEX DATA SYSTEMS CORPORATION,
                                a Delaware corporation



                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

                            NOTE PURCHASE AGREEMENT

                      GUARANTOR COUNTERPART SIGNATURE PAGE


                                Accepted and Agreed as of
                                the date first above written:

                                AMPEX CORPORATION,
                                 a Delaware corporation

                                By:
                                    -------------------------------------
                                    Name:
                                    Title:

                            NOTE PURCHASE AGREEMENT

                   HOLDERS' AGENT COUNTERPART SIGNATURE PAGE


                                    Accepted and Agreed as of
                                    the date first above written:

                                    DDJ CAPITAL MANAGEMENT, LLC

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                            NOTE PURCHASE AGREEMENT

                      PURCHASER COUNTERPART SIGNATURE PAGE


                                  Accepted and agreed as of the
                                  date first written above:

Aggregate Accreted Value          B III Capital Partners, L.P.
at the Stated Maturity Date       By:  DDJ Capital III, LLC, its General Partner
of Senior Discount Notes to       By:  DDJ Capital Management, LLC, Manager
be Purchased: $1,895,405.56
                                  By:
                                      ------------------------------------
Aggregate Issue Price             Name:
of Senior Discount Notes to       Title:  Member
be Purchased:  $1,700,000.00


Address:    c/o DDJ Capital Management, LLC
            Attn:  Wendy Schnipper Clayton
            141 Linden Street, Suite 4
            Wellesley, MA  02482
            Telephone:  (781) 283-8500
            Telecopy:  (781) 283-8555

Nominee (name in which Senior Discount Notes are to be registered, if different than name of Purchaser):

Goldman Sachs & Company FFC B III Capital Partners, L.P.

Federal I.D. Number:   04-3341099

Payment Instructions:

Chase Manhattan Bank, N.Y.
ABA #:  021000021
F/A/O Goldman Sachs & Co., N.Y.
A/C # 930-1-0011483
F/F/C DDJ B III Capital Partners
A/C # 002-041291

                            NOTE PURCHASE AGREEMENT

                      PURCHASER COUNTERPART SIGNATURE PAGE


                                 Accepted and agreed as of the
                                 date first written above:

Aggregate Accreted Value         B III-A Capital Partners, L.P.
at the Stated Maturity Date      By:  GP III-A, LLC, its General Partner
of Senior Discount Notes to      By:  DDJ Capital Management, LLC, Manager
be Purchased: $780,461.11
                                 By:
                                    ---------------------------------------
Aggregate Issue Price            Name:
of Senior Discount Notes to      Title:  Member
be Purchased:  $700,000.00


Address:   c/o DDJ Capital Management, LLC
           Attn:  Wendy Schnipper Clayton
           141 Linden Street, Suite 4
           Wellesley, MA  02482
           Telephone:  (781) 283-8500
           Telecopy:  (781) 283-8555

Nominee (name in which Senior Discount Notes are to be registered, if different than name of Purchaser):

Goldman Sachs & Company FFC B III-A Capital Partners, L.P.

Federal I.D. Number:   04-3495504

Payment Instructions:

Chase Manhattan Bank, N.Y.
ABA #:  021000021
F/A/O Goldman Sachs & Co., N.Y.
A/C # 930-1-0011483
F/F/C B III-A Capital Partners, L.P.
A/C # 002-060861

                            NOTE PURCHASE AGREEMENT

                      PURCHASER COUNTERPART SIGNATURE PAGE


                               Accepted and agreed as of the
                               date first written above:

Aggregate Accreted Value       State Street Bank & Trust, solely in its capacity
at the Stated Maturity Date    as Custodian for General Motors Employees
of Senior Discount Notes to    Global Group Pension Trust as directed by be
Purchased:  $6,243,688.89      DDJ Capital Management, LLC, and not in its
                               individual capacity

Aggregate Issue Price
of Senior Discount Notes to    By:
be Purchased:  $5,600,000.00       -----------------------------------
                                   Name:
                                   Title:


Address:   c/o DDJ Capital Management, LLC
           Attn:  Wendy Schnipper Clayton
           141 Linden Street, Suite 4
           Wellesley, MA  02482
           Telephone:  (781) 283-8500
           Telecopy:  (781) 283-8555

Nominee (name in which Senior Discount Notes are to be registered, if different than name of Purchaser):

Southlake & Co.

Federal I.D. Number:   13-3160892

Payment Instructions:

State Street Bank & Trust Co., Boston
ABA #:  011000028
Ref:  General Motors Employees Global Group Pension Trust
Account Number:  7M2E
DDA # 26572875

                                   SCHEDULES

Schedule 1.1    -    Permitted Liens
Schedule 4.1    -    Subsidiaries of Issuer
Schedule 4.8    -    Litigation
Schedule 4.10   -    Tax Returns and Payments
Schedule 4.12   -    Intellectual Property; Royalty Agreements
Schedule 4.14   -    Environmental Matters
Schedule 4.17   -    Other Indebtedness
Schedule 4.19   -    Employee Benefit Plans
Schedule 4.24   -    Transactions with Affiliates
Schedule 4.25   -    Limitation on Subsidiary Payment Restrictions
Schedule 8.1    -    Existing Indebtedness of Guarantor and Restricted
                     Subsidiaries
Schedule 8.7    -    Commitments to Make Certain Investments


                                    EXHIBITS

Exhibit A       -    List of Purchasers and Amounts
Exhibit B       -    Form of Senior Discount Note
Exhibit C       -    Form of Colorado Deed of Trust
Exhibit D       -    Form of Guarantor Security Agreement
Exhibit E-1     -    Form of Opinion of Special Counsel to Guarantor and Issuer
Exhibit E-2     -    Form of Opinion of General Counsel to Guarantor and Issuer
Exhibit F       -    Form of Management Rights Letter